================================================================================

                         AIRCRAFT LEASE AGREEMENT NO. 2

                           dated as of March 15, 1995

                                     between

                             LAMBERT LEASING, INC.,
                                   as Lessor,

                                       and

                           CHAUTAUQUA AIRLINES, INC.,
                                   as Lessee.

                             One Saab 340A Aircraft
                        with General Electric Engines and
                             Dowty Rotol Propellers
                       Manufacturer's Serial No. 340A-006
                          U.S. Registration No. N360CA

================================================================================

                               TABLE OF CONTENTS

Section 1.    DEFINITION ................................................ 1

Section 2.    [RESERVED] ................................................ 2

Section 3.    DELIVERY .................................................. 2

Section 4.    ACCEPTANCE ................................................ 2

Section 5.    CERTAIN AGREEMENTS OF LESSE; LESSOR'S
              REPRESENTATIONS AND WARRANTIES ............................ 2

Section 6.    CONDITIONS PRECEDENT TO DELIVERY AND ACCEPTANCE;
              LEGAL OPINION ............................................. 5

Section 7.    REPRESENTATIONS AND WARRANTIES OF LESSEE .................. 7

Section 8.    TERM ......................................................10

Section 9.    RENT ......................................................10

Section 10.   LIENS; NAMEPLATES .........................................12

Section 11.   REGISTRATION, MAINTENANCE AND OPERATION; POSSESSION ETC ...13

Section 12.   RISK OF LOSS; EVENT OF LOSS AND CONDEMNATION ..............22

Section 13.   INSURANCE .................................................30

Section 14.   INDEMNITY .................................................36

Section 15.   TAXES .....................................................39

Section 16.   FURTHER ASSURANCE RECORDATION, TITLE REGISTRATION .........46

Section 17.   INSPECTION, REPORTS, AUDITS ...............................47

Section 18.   DEFAULTS, REMEDIES, DAMAGES ...............................49

Section 19.   RETURN OF AIRCRAFT AND RECORDS ............................58

Section 20.   ASSIGNMENT SUBLEASE .......................................66

Section 21.   NOTICES ...................................................67

Section 22.   SURVIVAL OF COVENANTS; SEVERABILITY........................67

Section 23.   ENTIRE AGREEMENT. TITLES...................................68

Section 24.   NOTICES OF EVENTS..........................................68

Section 25.   EXECUTION AND COUNTERPARTS.................................69

Section 26.   CONFIDENTIALITY............................................65

Section 27.   COVENANT OF QUIET ENJOYMENT................................65

Section 28.   GOVERNING LAW: SUBMISSION TO JURISDICTION..................70

Annex I       Definitions

Exhibit A     Form of Lease Supplement No. 1
Exhibit B     Form of Insurance Endorsements

Schedule 1    Certain Proceedings

                         AIRCRAFT LEASE AGREEMENT NO. 2

          THIS AIRCRAFT LEASE AGREEMENT NO. 2 dated as of March 15, 1995 (hereinafter referred to as the "Lease") is made by and between LAMBERT LEASING, INC., a Delaware corporation with principal offices at 21300 Ridgetop Circle, Sterling, Virginia 20166 (hereinafter referred to as "Lessor"), and CHAUTAUQUA AIRLINES, INC., a New York corporation with principal offices at 2500 South High School Road, Indianapolis, Indiana 46251 (hereinafter referred to as "Lessee").

                                    RECITALS

          WHEREAS, this Lease relates to the one (1) used Saab 340A aircraft ("the Aircraft") to be described in Lease Supplement No. 1 attached hereto; and

          WHEREAS, this Lease and a counterpart of Lease Supplement No. 1 hereto will be filed for recordation with the Federal Aviation Administration as one document;

          NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is mutually agreed by and between Lessor and Lessee as follows:

                                   WITNESSETH:

                               AGREEMENT TO LEASE

          Lessor hereby agrees to lease the Aircraft to Lessee and Lessee hereby agrees to rent and hire the Aircraft from Lessor subject to the terms and conditions set forth herein.

                              TERMS AND CONDITIONS

Section 1. DEFINITIONS.

          Unless the context otherwise requires, the capitalized terms used herein shall have the respective meanings assigned thereto in Annex I for all purposes hereof (such definitions to be equally applicable to both the singular and the plural forms of the terms defined).

Section 2. [RESERVED].

Section 3. DELIVERY.

          Delivery shall be made to Lessee at St. Louis, Missouri on the Delivery Date or at such other date and place as shall be mutually agreed upon. Tender of the Aircraft by Lessor shall be to a Responsible Officer of Lessee or such other persons duly authorized and appointed by the President or a Vice President of Lessee.

Section 4. ACCEPTANCE.

          At the time of delivery of the Aircraft, Lessee, by and through its President or one of its Vice Presidents or another duly appointed and authorized representative, shall accept the Aircraft by executing Lease Supplement No. 1, and upon such execution, said Lease Supplement No. 1 shall be delivered immediately to Lessor. The date of execution of Lease Supplement No. 1 shall be the "Delivery Date" as that term is used herein. Delivery and acceptance of the Aircraft shall be conclusively deemed to have taken place and shall become effective upon delivery of Lease Supplement No. 1 to Lessor as of the date of such Lease Supplement No. 1 and the rights and obligations of each party hereto, including Lessee's obligation to pay Rent under this Lease, shall become fully effective with respect to the Aircraft on that date. Accordingly, the Aircraft shall be deemed to be in good condition without defects, and Lessee's execution of Lease Supplement No. 1 shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease.

Section 5. CERTAIN AGREEMENTS OF LESSEE: LESSOR'S REPRESENTATIONS AND
           WARRANTIES

          5.1 LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER OF THE AIRCRAFT AND HAS NOT INSPECTED THE AIRCRAFT PRIOR TO DELIVERY TO AND ACCEPTANCE BY LESSEE. LESSEE (I) ACKNOWLEDGES AND AGREES THAT THE AIRCRAFT IS A USED AIRCRAFT AND IS BEING DELIVERED BY LESSOR TO LESSEE "AS IS" AND "WHERE IS" AND THAT NO CONDITION, WARRANTY OR REPRESENTATION OF ANY KIND WHATSOEVER HAS BEEN OR IS GIVEN BY OR IS TO BE IMPLIED ON THE PART OF LESSOR IN RELATION TO THE AIRCRAFT EXCEPT AS SPECIFICALLY PROVIDED IN THIS

LEASE, (II) HEREBY WAIVES AS BETWEEN ITSELF AND LESSOR ALL OF ITS RIGHTS, EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AGAINST LESSOR IN THE AIRCRAFT EXCEPT AS SPECIFICALLY PROVIDED IN THIS LEASE, RELATING TO (AND LESSOR WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO) THE CAPACITY, AGE, QUALITY, DESCRIPTION, STATE, CONDITION, VALUE, WORKMANSHIP, DESIGN, CONSTRUCTION, USE, OPERATION, PERFORMANCE OR COMPLIANCE WITH SPECIFICATIONS THEREOF OR THE LEASING THEREOF BY LESSOR TO LESSEE OR TO THE MERCHANTABILITY OR SUITABILITY OF THE AIRCRAFT OR ITS FITNESS FOR ANY USE OR FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, OR AS TO ITS AIRWORTHINESS OR AS TO THE QUALITY OF THE MATERIALS OR WORKMANSHIP WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, AND (III) AGREES THAT ALL RISKS OF THE FOREGOING NATURE, WHETHER PATENT OR LATENT, ARE TO BE BORNE BY LESSEE OTHER THAN RISKS (A) RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LESSOR, OR ANY SUCCESSOR, ASSIGNEE, DIRECTOR, OFFICER, AGENT OR EMPLOYEE OF LESSOR (UNLESS SUCH WILLFUL MISCONDUCT OR GROSS NEGLIGENCE RESULTS FROM THE ACTS OR OMISSIONS OF LESSEE ON BEHALF OF LESSOR), (B) WITH RESPECT TO THE AIRCRAFT, THE AIRFRAME, ANY ENGINE OR PROPELLER, SO LONG AS NO DEFAULT OR EVENT OF DEFAULT EXISTS, TO THE EXTENT ATTRIBUTABLE TO ACTS OR EVENTS (EXCEPT ACTS OR EVENTS ATTRIBUTABLE TO OR DESCRIBED HEREUNDER AS A DEFAULT OR EVENT OF DEFAULT, WHETHER OR NOT DECLARED) THAT OCCUR AFTER THE AIRCRAFT, THE AIRFRAME, ANY ENGINE OR PROPELLER, AS THE CASE MAY BE, ARE NO LONGER LEASED UNDER THE LEASE AND AFTER POSSESSION OF THE AIRCRAFT, THE AIRFRAME, ANY ENGINE OR PROPELLER, AS THE CASE MAY BE, HAVE BEEN DELIVERED TO LESSOR, OR ANY OTHER PERSON ENTITLED TO RECEIVE DELIVERY IN ACCORDANCE WITH THE LEASE, (C) WHICH ARE THE RESULT OF ANY FAILURE OF LESSOR TO COMPLY WITH ANY COVENANT, OR ANY BREACH BY LESSOR OF ANY REPRESENTATION CONTAINED IN THE LEASE OR ANY OTHER OPERATIVE DOCUMENT TO WHICH LESSOR IS A PARTY, UNLESS SUCH FAILURE IS THE RESULT OF LESSEE'S FAILURE TO COMPLY WITH ANY TERMS OR PROVISIONS OF THE LEASE OR ANY OTHER LESSEE DOCUMENT,
(D) TO THE EXTENT CAUSED BY ACTS OR OMISSIONS BY OR RELATING TO ANY PARTY OTHER THAN LESSEE, OR EVENTS RELATING TO SUCH OTHER PARTY THAT OCCUR AFTER FULL AND FINAL COMPLIANCE BY LESSEE WITH ALL THE TERMS OF THE LEASE AND THE LESSEE DOCUMENTS, (E) TO THE EXTENT RELATED TO A LESSOR LIEN OR (F) RELATING TO A DISPOSITION (VOLUNTARY OR INVOLUNTARY) BY LESSOR OF ALL OR ANY PART OF ITS INTEREST IN THE AIRCRAFT, OTHER THAN AS PERMITTED BY THE LEASE AS A RESULT OF THE OCCURRENCE OF AN EVENT OF LOSS OR AN EVENT OF DEFAULT UNDER THE LEASE, OR BY ANY OTHER PERSON OF ALL OR ANY PART OF SUCH PERSON'S INTEREST IN THE AIRCRAFT; EXCEPT THAT LESSOR HEREBY REPRESENTS AND WARRANTS TO LESSEE THAT ON THE DELIVERY DATE THE AIRCRAFT SHALL BE FREE OF ALL LIENS OTHER THAN LIENS ARISING OUT OF ANY ACTION OR INACTION BY LESSEE AND

LESSOR LIENS. IN PARTICULAR AND WITHOUT PREJUDICE TO THE GENERALITY OF THE FOREGOING (EXCEPT AS MENTIONED IN THE FIRST SENTENCE OF THIS SECTION 5.1), LESSOR SHALL BE UNDER NO LIABILITY WHATSOEVER AND HOWSOEVER ARISING, WHETHER IN CONTRACT OR TORT OR BOTH, IN RESPECT OF ANY LOSS, LIABILITY, DAMAGE OR DELAY OF OR TO OR IN CONNECTION WITH THE AIRCRAFT OR ANY PERSON (WHICH EXPRESSION INCLUDES, WITHOUT PREJUDICE TO THE GENERALITY THEREOF, ANY GOVERNMENTAL BODY) OR PROPERTY WHATSOEVER, WHETHER ON BOARD THE AIRCRAFT OR ELSEWHERE IRRESPECTIVE OF WHETHER SUCH LOSS, DAMAGE OR DELAY ARISES (X) FROM THE AIRCRAFT NOT BEING IN AN AIRWORTHY CONDITION, OR (Y) FROM ANY ACT OR OMISSION OF LESSOR (OTHER THAN ANY ACT OR OMISSION WHICH CONSTITUTES WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF LESSOR), EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE. THE PROVISIONS OF THIS
SECTION 5.1 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE THE COMPLETE EXCLUSION AND NEGATION, EXCEPT AS OTHERWISE PROVIDED ABOVE, OF ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY LESSOR IN ANY CAPACITY, WITH RESPECT TO THE AIRCRAFT, OR ANY PART THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

          5.2 NONE OF THE PROVISIONS OF THIS SECTION 5 OR ANY OTHER PROVISION OF THIS LEASE AMENDS, MODIFIES OR OTHERWISE AFFECTS THE EXPRESS REPRESENTATIONS, WARRANTIES OR OTHER OBLIGATIONS OF SAAI OR ANY MANUFACTURER, SUBCONTRACTOR OR SUPPLIER WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, OR RELEASES SAAI OR ANY MANUFACTURER, SUBCONTRACTOR OR SUPPLIER FROM ANY SUCH REPRESENTATION, WARRANTY OR OBLIGATION OR ANY RIGHTS OF LESSOR OR LESSEE. DURING THE TERM OF THIS LEASE AND SO LONG AS NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING HEREUNDER, LESSEE SHALL BE ENTITLED TO EXERCISE AND ENFORCE AND ASSERT AT ITS SOLE EXPENSE ALL OF THE RIGHTS WHICH THE LESSOR HAS UNDER ANY WARRANTY OR GUARANTY OF ANY VENDOR, MANUFACTURER, SUBCONTRACTOR OR SUPPLIER WITH RESPECT TO THE AIRCRAFT.

          5.3 Lessor has the requisite corporate power, authority and legal right to execute, deliver and perform each and every term of this Lease, Lease Supplement No. 1 and all other Operative Documents, the same having been duly authorized by all necessary corporate action of Lessor, and duly executed and delivered by the authorized officers of Lessor and, assuming the due and proper execution of the other party thereto, constitute legal, valid and binding obligations of Lessor, enforceable against it in accordance with such terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general principles of equity.

          5.4 Lessor is a corporation duly incorporated, validly existing in good standing under the laws of the State of Delaware and is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the failure to so qualify or to be in good standing would have a material adverse effect on its ability to carry on its business or to perform its obligations under this Lease.

          5.5 Lessor is, and during the Term will continue to be, a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Transportation Code.

          5.6 No consent or approval of, giving of notice to, registration with or other action in respect of or by any federal, state or local authority is required with respect to Lessor's execution and delivery of this Lease, consummation of the transactions contemplated hereby or performance, of its obligations hereunder, or if any such consent, approval, giving of notice or registration is required, it has been duly given or obtained.

          5.7 The execution and delivery of this Lease, Lease Supplement No. 1 and all other Operative Documents and the performance by Lessor of its obligations under this Lease will not contravene or violate any provision of its charter or Articles or Certificate of Incorporation of By-Laws or any contract, agreement, indenture or other instrument either binding upon Lessee or to which it is subject.

          5.8 There is no United States federal or state law or governmental regulation or order that would be contravened or violated by the execution, delivery and performance of this Lease by Lessor or by the performance of any term and condition contained herein, or in Lease Supplement No. 1 or in any other Operative Documents by Lessor.

Section 6. CONDITIONS PRECEDENT TO DELIVERY AND ACCEPTANCE; LEGAL OPINION.

          Lessor shall have no obligation to make delivery of the Aircraft or any part thereof to Lessee unless and until all of the following conditions precedent have been met, it being acknowledged that delivery by Lessor of the Aircraft under the Lease and Lease Supplement No. 1 shall be deemed to signify the fulfillment to the satisfaction of or waiver by Lessor of the conditions precedent prior to or on the Delivery Date:

          6.1. All proceedings taken in connection with the transactions contemplated hereby and all documents or papers relating thereto, including without limitation the Operative Documents and this Lease, shall be satisfactory to Lessor and its counsel, and Lessor and its counsel shall have received copies of such documents and papers as Lessor or its counsel may reasonably request in connection therewith or as basis for its counsel's closing opinion, all in the form and containing the substance reasonably satisfactory to Lessor and its counsel;

          6.2 Lessee shall have delivered to Lessor a favorable opinion of Lessee's counsel dated as of the Delivery Date in form and substance reasonably acceptable to Lessor;

          6.3 Lessee shall not be in default of any payment obligation oar in any material non-payment default with respect to any material indebtedness, material lease obligation or any material contract;

          6.4 A11 representations, warranties, covenants and assurances made by Lessee hereunder shall remain true and correct on the Delivery Date and there shall be no material adverse change in the assets, liabilities, business, prospects, profits or condition, financial or otherwise, of Lessee or of the ability of Lessee to perform its obligations, duties and covenants under this Lease from the time of such representations, warranties and assurances to the Delivery Date;

          6.5 Lessee shall have delivered to Lessor an insurance brokers opinion letter and a Certificate of Insurance issued in the form and containing the substance required; by.Section3 and containing the endorsements set forth in Exhibit B hereof;

          6.6 Lessee shall have delivered to Lessor a certified copy of the resolutions adopted by its Board of Directors authorizing the execution and performance of this Lease setting forth the names of its officers authorized to execute this Lease and all documents contemplated by the Lease to be executed by Lessee; and

          6.7 FAA Counsel shall have confirmed that they will render an opinion regarding filing and recording procedures required by this transaction, and on or before the Delivery Date, the Lease and Lease Supplement No. 1 shall have been recorded or filed for recording with the FAA Aircraft Registry pursuant to the Transportation Code in the manner reflected in the opinion of such FAA Counsel and in such other public offices as may be deemed necessary or appropriate by such FAA Counsel or by Lessor or its counsel in order to protect the rights and interest of Lessor thereunder and to perfect such rights and interests of Lessor in and to the Lease, Lease Supplement No. 1, and the Rent due and to become due hereunder. By such filing and recording, Lessor and Lessee are not acknowledging or implying that the Lease constitutes a "security agreement" or creates a "security interest" within the meaning of any applicable version of the Uniform commercial Code adopted by any jurisdiction.

Section 7 REPRESENTATION AND WARRANTIES OF LESSEE

     Lessee hereby makes the following representations and warranties:

          7.1 Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the failure to so qualify or to be in good standing would have a material adverse effect on its ability to carry on its business or to perform its obligations under this Lease;

          7.2 Lessee has the requisite corporate power, authority and legal right to execute, deliver and perform each and every term of this Lease, Lease Supplement No. 1 and all other Lessee Documents, the same having been duly authorized by all necessary corporate action of Lessee, and duly executed and delivered by the authorized officers of Lessee and, assuming the due and proper execution of the other party thereto, constitute legal, valid and binding obligations of Lessee, enforceable against it in accordance with such terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general principles of equity;

          7.3 The execution and delivery of this Lease, Lease Supplement No. 1 and all other Lessee Documents and the performance by Lessee of its obligations under this Lease will not contravene or violate any provision of its charter or Articles or Certificate of Incorporation or By-Laws or any contract, agreement, indenture or other instrument either binding upon Lessee or to which it is subject, nor will any such contract, agreement, indenture or other instrument create a Lien (other than a Permitted Lien) with respect to this Lease or the Aircraft;

          7.4 There is no United States federal or state law or governmental regulation or order that would be contravened or violated by the execution, delivery and performance of this Lease by Lessee or by the performance of any term and condition contained herein, or in Lease Supplement No. 1 or in any of the other Lessee Documents by Lessee;

          7.5 No consent of shareholders of Lessee or of any holders of indebtedness of Lessee, and except for the registrations, recordings and filings made or to be made with respect to the Aircraft under the Operative Documents and except as required under FAR Parts 125, 129, 135 or 91 (Section91.54), no consent or approval of, the giving of notice to, registration with, the recording or filing of any document with, or the taking of any other action in respect of any governmental authority, body, commission or agency or any other entity (except any such consents, approvals, notices, registrations, recordings, filings or actions as have already been accomplished by Lessee, and except for routine periodic and other reporting requirements and renewals and extensions of exemptions, in each case to the extent required to be given or obtained only after the date hereof), is or will be required as a condition to the execution and validity of this Lease or as a condition to or in connection with the authorization, execution, delivery or performance hereof by Lessee, except those which have been duly made or obtained, certified copies of which have been or will be delivered to Lessor, prior to delivery of the Aircraft to Lessee. This Lease and its performance by Lessee will not violate or contravene any law, regulation, order, judgment or other similar obligation imposed by any government or regulatory agency, court, administrative or legislative body applicable to Lessee or the Aircraft;

          7.6 Except as set forth in schedule 1 hereto, there are no actions or proceedings pending or, to Lessee's knowledge, threatened, against Lessee or any of its subsidiaries or Affiliates before any court or administrative agency in any jurisdiction that question Lessee's legal capacity to execute, deliver or perform, or the binding effect or validity of, this Lease or any other Lessee Document, or which might result in any material adverse effect on the assets, liabilities, prospects, business, profit, condition or operations, financial or otherwise, of Lessee or any of its subsidiaries or Affiliates;

          7.7 Lessee is fully familiar with all the covenants, terms, conditions, agreements and warranties of this Lease and is not in default with respect thereto;

          7.8 All Lessee's financial statements, other financial information and tax returns that have heretofore been provided to Lessor in conjunction with this transaction fairly and accurately represent the financial condition and income of Lessee as of the dates given and, as of such dates, such financial statements and other financial information did not contain any untrue statements of a material fact, nor did they omit to state a material fact required to be stated therein or necessary in order to prevent such financial statements or other financial information from being misleading as of the dates thereof; and except, as otherwise has been disclosed in writing to Lessor, there is no fact, situation or event, currently known to Lessee, which, so far as can be foreseen by Lessee, (a) will materially adversely affect the properties, business, assets, income, prospects or condition, financial or otherwise, of Lessee or (b) has had a materially adverse effect on the properties, business, assets, income, prospects or condition, financial or otherwise, of Lessee since the dates of such financial statements, other financial information or tax returns;

          7.9 All Federal income tax returns required to be filed by Lessee have, in fact, been filed, and all taxes which are shown to be due and payable in such returns have been paid. No material controversy in respect of additional income taxes due is pending or to the knowledge of Lessee threatened, which controversy if determined adversely would materially and adversely affect Lessee's ability to perform its obligations hereunder. The provision for taxes on the books of Lessee is adequate for all open years, and for its current fiscal period;

          7.10 Lessee is not engaged in any transaction in connection with which it could be subjected to either a civil penalty assessed pursuant to section 502
(c) of ERISA or any tax imposed by Section 4975 of the Code; no material liability of the Pension Benefit Guaranty Corporation has been or is expected by Lessee to be incurred with respect to any employee pension benefit plan (as defined in Section 3 of MSA) maintained by Lessee; there has been no reportable event (as defined in Section 4043 (b) of ERISA) with respect to any such employee pension benefit plan. There has been no event of termination of any such employee pension benefit plan by the Pension Benefit Guaranty Corporation; and no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any such employee pension benefit plan;

          7.11 Lessee is an "air carrier" engaged in interstate air transportation, as such term is used in Section 40102 (a) (2) of the Transportation Code, and certificated under Section 44705 of the Transportation Code, is a "citizen of the United States" as such term is defined in Section 40102 (a)(15) of the Transportation Code, is authorized to operate Saab 340A Aircraft pursuant to FAR Part 135 and possesses all necessary material certificates, franchises, licenses, permits, authorizations, rights, concessions and consents of or from all applicable governmental authorities or agencies of the United States, including, without limitation, the FAA, that are required for the operation of the Aircraft, routes flown by Lessee and the conduct of its business as now being conducted;

          7.12 Lessee is not in material default and no condition exists that with notice, or lapse of time or both would constitute a material default by Lessee under any mortgage, deed of trust, indenture, security, loan agreement or other instrument or agreement or evidence of any obligation for borrowed money, to which Lessee is a party or by which any of its properties or assets may be bound; and

          7.13 Lessee's chief executive office and the place where it keeps its corporate records is at 2500 South High School Road, Indianapolis, Indiana 46251. The offices where it keeps its records concerning the Aircraft and all contracts relating thereto are located at 2500 South High School Road, Indianapolis, Indiana 46251 and at 5353 Massilon Road, Route 241, Greensburg, Ohio 44232. The Aircraft will be based in either Akron, Summit County, Ohio or Indianapolis, Marion County, Indiana, and the components of the Aircraft which are not attached to or customarily installed on the Aircraft, will be located in Indianapolis, Marion County, Indiana.

Section 8. TERM.

          The Term of this Lease for the Aircraft shall commence on the Delivery Date specified in Lease Supplement No. 1 and unless sooner terminated under the terms hereof, shall extend through and expire on the first Business Day that occurs prior to the tenth (10th) anniversary of the Delivery Date, as specified in Paragraph E of Lease Supplement No. 1. The Term of this Lease is subject to early termination pursuant to the. provisions of SECTION 18 hereof, respecting among other things, repossession of the Aircraft prior to the expiration of the Term hereof.

Section 9. RENT.

          9.1 Lessee covenants and agrees to pay Lessor, monthly in arrears, with respect to the Aircraft, Base Rent for the Term on each Base Rent Payment Date in the amounts set forth in the. Lease Rent Schedule, which by this reference is incorporated herein.

          9.2 Notwithstanding the expiration, cancellation or other termination of Lessee's obligation to pay Base Rent hereunder, Lessee agrees to pay to Lessor, or to any other Person entitled thereto, any and all Supplemental Rent promptly as the same becomes due and owing. If Lessee fails to pay any Supplemental Rent, Lessor or such other person entitled thereto shall have the rights, powers and remedies provided for herein or in any other Lessee Document, or by law or in equity or otherwise as if Lessee has failed to pay Base Rent.

          9.3 All payments of Rent as required by this SECTION 9 and any and all other payments to Lessor shall be paid in immediately available funds without Abatement on the date such Rent is due, by wire transfer to Lessor's account with Skandinaviska Enskilda Banken, New York Branch, 245 Park Avenue, New York, New York, 10167, account number 00004362, or such other place in the United States as Lessor may, from time to time, designate.

          9.4 Any payment provided herein due on any day not a Business Day shall be payable on the next preceding Business Day. No payment of Rent may be prepaid by more than ten (10) days without the prior written consent of Lessor.

          9.5 THIS LEASE IS A NET LEASE, AND LESSEE ACKNOWLEDGES AND AGREES THAT LESSEE'S OBLIGATION TO PAY ALL RENT HEREUNDER, AND THE RIGHTS OF LESSOR IN AND TO SUCH RENT, SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SET-OFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT ("ABATEMENTS") FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ABATEMENTS DUE TO ANY PRESENT OR FUTURE CLAIMS OF LESSEE AGAINST LESSOR UNDER THIS LEASE OR OTHERWISE, AGAINST SAAI OR ANY VENDOR OR MANUFACTURER, OR AGAINST ANY OTHER PERSON FOR WHATEVER REASON, INCLUDING, WITHOUT LIMITATION: (A) any default, misrepresentation, negligence, gross negligence, misconduct, willful misconduct or other action or inaction of any kind by Lessor, any manufacturer or seller of any component of the Aircraft or any other Person, or any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the manufacturers or anyone else for any reason whatsoever, (B) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any Lien or other restriction of any kind upon, all or any component of the Aircraft, or any damage to or loss or destruction of, any part of the Aircraft or any interruption or cessation in the use or possession thereof by the Lessee for any reason whatsoever, (C) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessor, any manufacturer or seller of any component of the Aircraft, Lessee or any other Person, (D) any breach by Lessor of any representation, warranty or covenant of Lessor made herein or in connection herewith, (E) the invalidity or lack of enforceability or lack of due authorization or other infirmity of this Lease or the lack of right, power or authority of Lessor to enter into this Lease, or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Except as otherwise provided herein, Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, except as herein specifically provided or otherwise agreed between the parties hereto. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law, except as specifically provided herein, Lessee nonetheless agrees to pay to Lessor an amount equal to each installment of Base Rent at the time such installment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Each payment of Rent made by Lessee shall be final and Lessee shall not seek to recover all or any part of such payment from Lessor for any reason whatsoever. Nothing in this SECTION 9.5 shall be construed to preclude Lessee from bringing any suit at law or in equity which it would otherwise be entitled to bring for breach of any representation, warranty, covenant or duty hereunder.

          9.6 In the event Lessee shall fail to pay any Rent when due hereunder, Lessee shall pay, to the extent permitted by law, to Lessor or to such other Person entitled thereto, upon demand, as Supplemental Rent, interest on such amount from the due date thereof to the date paid at a rate per annum (computed on the basis of a 365- or 366-day year, as the case may be, and actual number of days elapsed, including the first day but excluding the last day) equal to the Overdue Rate.

Section 10. LIENS, NAMEPLATES.

          10.1 LIENS. Lessee and Lessor agree that for all purposes, this Lease is, and is intended to be, a Lease, and that Lessee does not acquire any right, title, interest or equity in or to the Aircraft, except the right to use it under the terms provided herein. The Aircraft, excluding those additions to which Lessee retains title, is and shall at all times, until released, remain the sole and exclusive property of Lessor.

          Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, any part thereof, title thereto or any, interest therein, and in this Lease or in any Rent, except
(a) the rights of Lessee under the operative Documents; (b) the rights under the Operative Documents of the respective parties thereto; (c) the rights of others under agreements or arrangements to the extent expressly permitted by SECTIONS
11.1 AND 11.2 hereof and similar arrangements for Parts owned by Lessee; (d) any Lessor Liens; (e) Liens for taxes of Lessee either not yet delinquent or being contested in good faith by appropriate and timely proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of or interference with the use of the Aircraft, the Airframe or any Engine or Propeller or any interest therein; PROVIDED, that Lessee shall maintain on its books any reserves with respect thereto which may be required by GAAP; (f) inchoate materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of Lessee's business for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss or interference with the use of the Aircraft, or any interest therein, PROVIDED, that Lessee shall maintain on its books any reserves with respect thereto which may be required by GAAP; (g) Liens arising out of the maintenance of court actions being defended in good faith and on a timely basis and Liens arising out of judgments or awards against Lessee with respect to which an appeal or proceeding for review is being prosecuted in good faith and with respect to which there is secured a stay of execution pending such appeal, or proceeding for review;

and (h) any other Lien with respect to which Lessee provides a bond in an amount and under such terms as are adequate in the reasonable opinion of Lessor; PROVIDED, that the aggregate amount of liens which are not being contested and are delinquent under paragraphs (e), (f), and (g) of this SECTION 10.1 for which no bond or adequate (in the reasonable opinion of Lessor) security is provided shall not at any time exceed $25,000-00. For the purpose hereof, the Liens set forth in clauses (a) through (h) of this SECTION 10.1 shall be "Permitted Liens". Lessee at its own cost and expense will protect and defend the Aircraft and any interest therein against all Liens, other than Permitted Liens, and legal processes of the creditors of the Lessee and other Persons, other than Permitted Liens, and Lessee will promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien not permitted by the express terms above if the same arises at any time.

          10.2 NAMEPLATE. Lessee shall attach to and keep upon the Airframe and each Engine such labels, plates or markings furnished by Lessor as are deemed by Lessor necessary or advisable to evidence Lessor's ownership thereof; and in any event Lessee will cause to be affixed to and maintained on the Aircraft in a location adjacent to and not less prominent than that of the Airworthiness Certificate, and on each Engine a nameplate furnished by Lessor bearing the following legend:

          "LEASED FROM LAMBERT LEASING, INC., AS FAA REGISTERED OWNER AND
          LESSOR"

such nameplate also to state, to the extent applicable, the type, manufacturer's serial number and current registration number of the Airframe. Lessor and Lessee agree that the nameplate shall be changed by Lessor to reflect any transfer of the interests of Lessor in accordance with the Operative Documents. Except as above provided, Lessee will not allow the name of any Person to be placed on the Aircraft with any description that might be interpreted as a claim of ownership or of security interest therein; PROVIDED, HOWEVER, that nothing herein contained shall prohibit Lessee from placing its customary colors and insignia and name on the Aircraft, or from substituting engines, propellers or parts on the Aircraft in accordance with this Lease.

Section 11. REGISTRATION, MAINTENANCE AND OPERATION: POSSESSION, ETC.

          11.1 REGISTRATION, MAINTENANCE, AND OPERATION.

          At its own cost and expense (as between Lessee and Lessor), Lessee shall:

     (i) forthwith upon delivery thereof, pursuant hereto, cooperate and take no actions inconsistent with the actions of Lessor or any other Person to cause the Aircraft to be duly registered under the laws of the United States of America at all times in the name of the Lessor, and shall cooperate and take no actions inconsistent with the actions of Lessor or any other Person to cause the interest of Lessor, this Lease, Lease Supplement No.1 and supplements thereto and hereto, to be duly recorded and maintained of record in each case until release thereof pursuant to the Operative Documents, and to cooperate and not interfere with Lessor or any other Person in causing any termination of the Lease to be recorded at the FAA Aircraft Registry upon its expiration or termination;

     (ii) promptly deliver to Lessor true copies of all applications made by Lessee in relation to the Aircraft, of all certificates of registration issued pursuant to such applications and of all notifications given pursuant to such registrations (including without limitation, notification of changes in Lessee's maintenance program) and shall not do, or permit to be done by any Person, any act which might cause the Aircraft to be ineligible for registration with the FAA, subject to Lessee obtaining such cooperation from Lessor and, to the extent then so required, to Lessor remaining a "citizen of the United States" as defined in Section 40102(a)(15) of the Transportation Code and not otherwise taking any actions which cause the Aircraft to be ineligible for such registration by reason of Lessors interest therein;

    (iii) maintain, inspect, service, repair, overhaul and test the Aircraft (including corrosion control) in compliance with the Maintenance Program, but in any event so as to keep the Aircraft (A) in good operating condition, (B) in the same condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, and in a condition suitable for airline commercial use (but with no broken, damaged or missing items or components except obsolete parts and/or parts undergoing replacement or scheduled to be replaced), (C) in such a manner as may be necessary to maintain in full force all warranties of manufacturers and suppliers of the Aircraft and its components, in accordance with their respective terms, and (D) in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the Transportation Code and the Aircraft to be eligible for operation in regularly scheduled United States commercial passenger service under FAR Part 135 or successor provisions, as may be applicable, but in any event in a manner, to an extent and with a standard of care and frequency of maintenance not less than that employed by Lessee with respect to similar aircraft and engines owned or leased by it and without regard to any scheduled return of the Aircraft pursuant hereto, which practices shall at all times be at or above the standard of the industry for maintenance of similar aircraft; PROVIDED, HOWEVER, that Lessee shall not be deemed to be in violation of its obligations under this clause (iii) with respect to any minor violation which is cured promptly after Lessee becomes aware of it, and in any event not later than sixty (60) days after Lessee becomes aware of it, so long as such minor violations do not affect or impair the registration or eligibility for registration of the Aircraft; and maintain all records, logs and other materials required by the appropriate authorities of the jurisdiction where the Aircraft is registered to be maintained in respect of the Aircraft, and permit Lessor to examine such records at any reasonable time during normal business hours;

     (iv) upon Lessor's request, promptly furnish to Lessor notification of any material changes in the Lessee's Maintenance Program, and such other information as may be required to enable Lessor to file any reports required by any Governmental Body as a result of the interests of Lessor in the Aircraft;

     (v) pay and provide for all electric power, oil, fuel and lubricant consumed by and required for the operation of the Aircraft, and all repairs, parts and supplies necessary therefor;

     (vi) except as otherwise provided herein, comply with all applicable mandatory (A) FAA airworthiness directives, orders and other requirements of FAR
Part 135 or successor provisions, as may be applicable, (B) manufacturer service bulletins and service letters or similar requirements affecting the Aircraft, and (C) rules and regulations of the FAA relating to the Aircraft, and take all steps necessary so that the Aircraft at all times during the Term possesses a valid FAA Airworthiness Certificate in good standing and that the Aircraft remains eligible for operation in regularly scheduled United States commercial passenger service under FAR Part 135 or successor provisions, as may be applicable, except as provided for in SECTION 12.2 (vi);

    (vii) conform with any Applicable Law requiring alteration of the Aircraft (or obtain a waiver of conformance therewith at no expense to Lessor) and maintain the same in proper operating condition under such Applicable Law; PROVIDED, HOWEVER, that Lessee may, with the consent of Lessor, in good faith contest the validity or application of any such Applicable Law, after having delivered to Lessor written notice stating the facts with respect thereto, and so long as such contest does not subject Lessor to criminal liability and does not subject the Aircraft or any interest therein to any material danger of sale, forfeiture or loss;

   (viii) cause the Aircraft to be operated only by duly qualified, currently certificated pilots having the minimum total pilot hours required by any policy of insurance required to be carried hereunder and for such certification by the FAA;

    (ix) not maintain, use, operate or locate the Aircraft (A) in violation of any Applicable Law, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any Governmental Body; (B) in any area excluded from coverage by any insurance in effect or required to be maintained by the terms of SECTION 13, except in the case of requisition by the United States Government, where Lessee obtains, for the benefit of Lessor, indemnity in lieu of such insurance from the United States Government against the risks and in the amounts required by SECTION 13 covering such area; (C) outside of, or to any destination outside of the United States, except (1) in connection with the delivery of the Aircraft or any part thereof to the Manufacturer far any service, repair, modification or alteration required or permitted hereunder, to the extent not reasonably capable of being performed in the United States, (2) when the Aircraft is operated or used under contract with the United States Government under which contract the United States Government assumes liability for any damage, loss, destruction or failure to return possession of the Aircraft at the end of the term of such contract and for injury to persons or damage to property of others, or (3) to destinations within Canada, Mexico and the Caribbean, so long as the total annual operating time of the Aircraft (on a calendar year basis) outside of the continental limits of the United States shall not exceed fifty percent (50%) of the total annual operating time of the Aircraft for any calendar year prior to January 1, 1999 and to the extent that such use does not violate the restrictions set forth in SECTION (xi) hereof;

     (x) perform in due course terminating actions with respect to any part of the Aircraft affected by an FAA airworthiness directive if terminating action is performed with respect to similar items of aircraft or equipment owned or leased by Lessee, except for those airworthiness directives whose final compliance date is later than twelve (12) months after the expiration of the Term of this Lease, and not defer maintenance or replacement of parts, preventative maintenance (including corrosion control) or implementation of FAA airworthiness directives that Lessee in accordance with its ordinary practice would have performed without regard to any scheduled return of the Aircraft pursuant hereto, or install replacement components with excessive wear, or except as otherwise provided in SECTION 19, exchange any Engine, Propeller, landing gear or any other Part of the Aircraft about to be returned to Lessor for other aircraft components in Lessee's possession for use on aircraft that will remain in Lessee's or any Affiliate of

Lessee's possession after such return in order to reduce or avoid future maintenance requirements; and

     (xi) not allow the Aircraft Base for the Aircraft at any time to be a location other than Indianapolis, Indiana or Akron, Ohio without thirty (30) days' prior written notice to Lessor.

          11.2 POSSESSION. Except as provided in this SECTION 11 or SECTION 20, Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or voluntarily relinquish possession, or enter into any contract or arrangement obligating it to deliver, transfer or relinquish possession of the Airframe, any part thereof, any Engine or Propeller or install any part of the Airframe, any Engine or Propeller or permit any part of the Airframe, any Engine or Propeller to be installed, on any airframe other than the Airframe, except as provided in this SECTION 11 or SECTION 20, except that so long as no Default or Event of Default exists, and so long as the action to be taken does not affect Lessor's title to or interest in the Aircraft, Lessee may, without the prior written consent of Lessor:

          (i) subject any Engine or Propeller to normal interchange or pooling agreements or arrangements customary in the airline industry applicable to other similar engines or propellers operated by Lessee and entered into by Lessee in the ordinary course of its business; PROVIDED (A) if Lessor's title to any such Engine or Propeller is divested pursuant to any such agreement or arrangement or
(B) if Lessee relinquishes possession of such Engine or Propeller for a continuous period of more than one hundred eighty (180) consecutive days, there shall be deemed to be an Event of Loss with respect to such Engine or Propeller and Lessee shall comply with SECTION 12.4 in respect thereof;

          (ii) deliver possession of the Aircraft, or any component thereof, to the manufacturer thereof or its authorized representatives for testing or other similar purpose or to any organization for service, repair, maintenance or overhaul work on the Aircraft or any part thereof or for alterations or modifications in or additions to the Aircraft to the extent required or permitted by the terms of this Lease;

          (iii) install an Engine or a Propeller on an airframe owned by Lessee free and clear of all Liens, except (A) Liens of the type permitted under SECTIONS 10.1 (e), (f) and (g), (B) the rights of other U.S. Certificated Air Carriers under normal interchange agreements that are customary in the airline industry and entered into by Lessee in the ordinary course of its business, so long as such agreements do not contemplate, permit or require the transfer of title to such airframe or the engines or the propellers installed thereon and (C) the Lien of any mortgage which expressly and effectively provides that each Engine or Propeller shall not become subject to the Lien thereof, notwithstanding the installation thereof on an airframe or engine subject to the Lien of such mortgage, unless and until Lessee shall become the owner of such Engine or Propeller free of the interests of Lessor therein under this Lease.

          (iv) install an Engine or a Propeller on an airframe leased to Lessee or purchased by Lessee subject to a conditional sale or other security agreement, PROVIDED (A) such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement and their purchasers, mortgagees and encumbrancers covering such airframe and except Liens of the type permitted by clauses (A) and (B) of subparagraph (iii) of this SECTION 11.2; and (B) such lease, conditional sale or other security agreement expressly and effectively provides that each Engine or Propeller shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on any airframe subject to the Lien of such lease, conditional sale or other security agreement, unless and until Lessee becomes the owner of such Engine or Propeller free of the interests of Lessor therein under this Lease; or

          (v) transfer possession of the Airframe or any Engine or Propeller to the United States Government pursuant to a sublease, a copy of which shall be promptly furnished to Lessor, PROVIDED that such sublease (including, without limitation, any option of the sublessee to renew or extend) shall not extend beyond the end of the Term of the Lease.

          Notwithstanding anything to the contrary in this SECTION 11.2:

          (1) the rights of any transferee or sublessee who receives possession by reason of a transfer permitted by this SECTION 11.2 (other than a transfer of an Engine or Propeller which is deemed an Event of Loss) are and shall be EXPRESSLY subject and subordinate to all the terms of this Lease during the Term hereof, including without limitation, in each instance, Lessor's rights to repossession pursuant to SECTION 18, and to avoid such transferee's or sublessee's right to possession upon such repossession;

          (2) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such transfer or sublease had not occurred; and

          (3) No interchange agreement, sublease or other relinquishment of possession of the Airframe, any Engine or Propeller shall in any way affect the registration of the Aircraft with the FAA, or discharge or diminish any of Lessee's obligations to Lessor or constitute a waiver of any of Lessor's rights and remedies hereunder. It a lease, conditional sale, or other security agreement complies with clause (B) of subparagraph (iv) of this SECTION 11.2, and the lease or conditional sale or other security agreement covering such airframe also covers an engine or engines or propeller or propellers owned by the lessor under such lease or subject to a security interest in favor of such secured party under such conditional sale or other security agreement, Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine or propeller as the result of such engine or propeller being installed on the Airframe or any propeller being attached to any Engine at any time while such engine or propeller is subject to such lease or conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party. Lessor also hereby agrees for the benefit of the mortgagee under any mortgage complying with clause (C) of subparagraph (iii) of this SECTION 11.2 that Lessor will not acquire or claim, as against such mortgagee, any right, title or interest in any engine or propeller subject to the lien of such mortgage as the result of such engine being installed on the Airframe or such propeller being installed on the Airframe or any Engine at any time while such engine or propeller is subject to the lien of such mortgage.

          11.3 REPORTS AND RECORDS. Throughout the Term, Lessee shall keep accurate, complete and current records in English complying with the requirements of the FAA so as to enable operation of the Aircraft under FAR Part 135 or successor provisions, as may be applicable, and any other applicable regulations from time to time in force; with recommendations of Manufacturer, GE, Dowty or any other manufacturer or supplier of any Aircraft component; and with good commercial airline practice of all maintenance carried out with respect to the Aircraft, and subject to the terms and conditions in SECTION 17.1 shall permit Lessor, or any authorized representative of Lessor, to examine such records requested by them at any reasonable time.

          11.4 REPLACEMENT OF PARTS. Lessee, at its own cost and expense, will promptly replace all Parts which are installed in or attached to the Aircraft which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever except as provided in SECTION 11.6. In addition, Lessee may, in the ordinary course of maintenance, service, repair, overhaul or testing, at its own cost and expense, remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; PROVIDED that Lessee, except as provided in SECTION 11.6 shall, at its own cost and expense, repair and reinstall or replace such Parts as promptly as possible. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and interchange and pooling arrangements to the extent permitted by SECTIONS 10.1 AND 11.2); shall comply with the safety, general operating and flight regulations of the FAA and other Governmental Bodies having jurisdiction over the Lessee, the Aircraft or any component of the Aircraft; and shall be in as good operating condition as, and shall have a value, utility and remaining useful life at least equal to, the Parts replaced based upon the assumption that such replaced Parts were in the condition and repair required to be maintained by the terms hereof Lessee shall maintain all required safety equipment and instruments on the Aircraft and its component parts.

          All Parts at any time removed from the Airframe or any Engine or Propeller shall remain the property of Lessor no matter where located, until such time as such Parts are replaced by Parts that have been incorporated or installed in or attached to the Airframe or any Engine or Propeller and that meet the requirements for replacement Parts specified above. Immediately upon any replacement Parts becoming incorporated or installed in or attached to the Airframe or any Engine or Propeller as above provided, without further act, (i) title to the replaced Part shall thereupon vest in Lessee, free and clear of the rights of Lessor, and shall no longer be deemed a Part hereunder, (ii) title to such replacement Part shall thereupon vest in Lessor (subject only to Permitted Liens and interchange and pooling arrangements to the extent permitted by SECTIONS 10.1 AND 11.2), and (iii) such replacement Part shall become subject to this Lease and be deemed a part of the Airframe or any Engine or Propeller for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or any Engine or Propeller.

          11.5 POOLING OF PARTS. Any Part removed from the Airframe or any Engine or Propeller as provided in SECTION 11.2 may be subjected by Lessee to a normal interchange or pooling arrangement customary in the airline industry entered into in the ordinary course of Lessee's business with other U.S. Certificated Air Carriers; PROVIDED that no such agreement or arrangement contemplates or requires the transfer of title of such Part and PROVIDED that the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or any Engine or Propeller in accordance with SECTION 11.4 as promptly as possible after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine or Propeller in accordance with SECTION

11.4 may be owned by a U.S. Certificated Air Carrier subject to such normal pooling arrangement; PROVIDED that Lessee, at its expense, as promptly thereafter as possible, either (i) causes title to the replacement Part to vest in Lessor in accordance with SECTION 11.4, by Lessee acquiring title thereto and transferring title thereto to Lessor, free and clear of all Liens except Permitted Liens in accordance with the last sentence of SECTION 11.4, or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe, any Engine or Propeller, a further replacement Part owned by Lessee, free and clear of all Liens except Permitted Liens and by causing title to the replacement Part to vest in Lessor in accordance with SECTION 11.4.

          11.6 ALTERATIONS, MODIFICATIONS AND ADDITIONS. Except as otherwise required by SECTION 11.1 or by this SECTION 11.6, Lessee shall not make any alterations, modifications or additions to the Aircraft without the prior written consent of Lessor which approval shall not be unreasonably withheld or delayed, PROVIDED, HOWEVER Lessee shall make, or shall cause to be made, at no expense to Lessor, such alterations and modifications in and additions to the Aircraft as may be required from time to time by the FAA or other Governmental Body having jurisdiction or as may be required by Applicable Law as a condition to the use of the Aircraft in ordinary commercial passenger service; and FURTHER, PROVIDED, Lessee may, at its own expense and subject to compliance with the requirements of Revenue Procedure 79-48, 1979-2 C.B. 529 from time to time make such alterations, modifications or additions to the Aircraft as Lessee may deem desirable in the proper conduct of its business, so long as such alteration, modification or addition does not diminish the value, utility or remaining useful life of such item, or impair the condition and airworthiness thereof, below the value, utility, remaining useful life, condition and airworthiness thereof immediately prior to such alteration, modification or addition based upon the assumption that such item was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Lease; but if the cost of such alteration, modification or improvement exceeds $75,000 and is not required by this SECTION 11 and is neither safety-related nor severable as defined in Section 4(4).02 of Revenue Procedure 75-21, as modified by Revenue Procedure 79-48, and is not described in subparagraph (ii) of Section 4(4).03 (C) of Revenue Procedure 75-21, 1975-1 C.B. 715 as modified by Revenue Procedure 79-48, such alteration, modification or addition shall not be made without the prior written consent of Lessor, and otherwise in compliance with the requirements of Section 4(4).03 (C) of Revenue Procedure 75-21, as modified by Revenue Procedure 79-48. Lessor may condition such consent on the agreement by Lessee at its sole expense to remove such alterations, modifications or additions and to restore the Aircraft to its original condition upon the expiration or termination of this Lease. Title to all Parts incorporated in the Aircraft as the result of any alteration, modification or addition made as contemplated in this SECTION 11.6 shall, except as provided in Revenue Procedure 79-48, without further act, vest in Lessor, and in either case, shall became subject to this Lease. So long as no Default or Event of Default exists, or if such Default exists but has not matured into an Event of Default and Lessor has not withheld its consent (which Lessor agrees it will not unreasonably withhold), upon a written request from Lessee, Lessee may remove any such Part if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or intended to be incorporated in the Aircraft at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such original Part, unless such original Part is removed and returned pursuant to SECTION 11, (ii) such Part is not required to be incorporated in the Aircraft pursuant to SECTION 11 OR 19, and (iii) such Part can be removed without diminishing or impairing the value, utility, appearance, remaining useful life, condition or airworthiness which the Aircraft would have had at such time had such alteration, modification or addition not occurred. Upon any such removal, title to such Part shall, without further act, vest in the Lessee, free of Lessor Liens, and such Part shall no longer be deemed to be a Part hereunder. Any Part not so removed prior to the return to Lessor hereunder of the Aircraft shall remain the property of Lessor and subject to this Lease.

          Lessee shall provide Lessor not less than one hundred eighty (180) days prior to the end of the Term, with a list of all Parts which Lessee believes it is entitled to and intends to remove at such expiration date or termination. Lessor shall have the option, exercisable upon written notice given to Lessee not more than ninety (90) days and not less than thirty (30) days prior to the expiration of this Lease, or upon termination of this Lease under
SECTION 18, to purchase for cash any and all such Parts which may be owned by Lessee at the expiration or other termination of this Lease for an amount equal to the Fair Market Sale Value thereof at such time.

          Lessee shall cause all Parts owned by it during the Term of this Lease to remain free and clear of all Liens except Permitted Liens.

Section 12. RISK OF LOSS: EVENT OF TOSS AND CONDEMNATION.

          12.1 RISK OF LOSS. Upon execution and delivery of Lease Supplement No. 1 and commencing on the Delivery Date and continuing until the expiration or earlier termination of this Lease and the earlier of either (i) the return by Lessee of the Aircraft to

Lessor subject to SECTION 19.1, or (ii) commencement of the storage period set forth in SECTION 19.6, (except in connection with a cancellation pursuant to SECTION 18), Lessee assumes the entire risk of loss of the Aircraft or any part thereof or of any Event of Loss as defined below or any liability arising out of the operation, maintenance, use, storage, overhaul, repair, transport or possession of the Aircraft or any other cause whatsoever, and no Event of Loss or liability shall relieve Lessee of its obligations hereunder except as provided herein.

          12.2 EVENT OF LOSS - DEFINITION. For all purposes of this Lease, any of the following events with respect to the Aircraft, Airframe, or any Engine or Propeller Leased hereunder shall be an Event of Loss:

     (i) loss of such property or the use thereof due to theft or disappearance for a period greater than forty-five (45) consecutive days or extending beyond the end of the Term;

     (ii) loss of such property or the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever;

     (iii) any damage to such property which should or does result in the receipt of insurance proceeds under the policies of insurance required to be maintained pursuant to SECTION 13 hereof with respect to such property on the basis of a total loss or constructive total loss;

     (iv) the condemnation, taking, confiscation or seizure of, or requisition of title to such property by any Governmental Body;

     (v) the condemnation, taking, confiscation or seizure of the use of such property for a period in excess of ninety (90) consecutive days or a period extending beyond the end of the Term, other than a requisition for use by the United States Government that does not continue beyond the end of the Term; PROVIDED that pursuant to such requisition the United States Government agrees to make payments sufficient in amount for the discharge of the obligations of Lessee hereunder to pay Rent, or Lessee provides other security reasonably acceptable to Lessor if the United States Government does not so agree to make such payments, and PROVIDED, FURTHER, that the United States Government agrees to maintain the Aircraft to a standard which is at least as rigorous as set forth in this Lease;

     (vi) as a result of any rule, regulation, order or other action (generally applicable to aircraft of the same type as the Aircraft) by the FAA, the Department of Transportation or other

Governmental Body (including any court) having jurisdiction, the use of such property in the normal course of interestate air transportation of persons is prohibited for a period of six (6) consecutive months or, if earlier, beyond the end of the Term, unless lessee, prior to the expiration of such six (6) consecutive month period (or such shorter period extending beyond the end of the Term), undertakes and is diligently carrying forward all steps necessary or desirable to permit the normal use of such property by Lessee or, in any event, if such use is prohibited for a period of twelve (12) consecutive months;

     (vii) with respect to the Aircraft, Airframe or any Engine or Propeller, the operation or location thereof, while under requisition for use by the United States Government, in any area excluded from coverage by any insurance policy in effect with respect thereto required by SECTION 13 hereof if Lessee is unable to obtain indemnity or insurance in lieu thereof in a manner reasonably satisfactory to Lessor from the United States Government; or

     (viii) the FAA deregisters the Aircraft (other than as a result of (A) the failure of Lessor to cooperate with Lessee to the extent reasonably required to maintain United States registration of the Aircraft, (B) to the extent then so required for the purpose of maintaining United States registration of the Aircraft, the failure of Lessor to remain a "citizen of the United States" as defined in Section 40102(a) (15) of the Transportation Code, or (C) Lessor otherwise causing the Aircraft to be ineligible for such registration by reason of its interest therein) and such deregistration continues for a period of one hundred eighty (180) consecutive days.

          An Event of Loss with respect to the Aircraft shall also be deemed to occur if an Event of Loss occurs with respect to the Airframe of the Aircraft.

          12.3 EVENT OF LOSS WITH RESPECT TO THE AIRFRAME. Upon the occurrence of an Event of Loss with respect to the Airframe, or the Airframe and the Engines or engines or Propellers or propellers then installed on the Airframe, Lessee shall forthwith (and, in any event, within three days after such occurrence) give Lessor written notice of such Event of Loss, and on or prior to the earlier of (i) the ninetieth (90th) day following the day of occurrence of such Event of Loss and (ii) the date of receipt of insurance payments in respect of such occurrence, Lessee shall pay:

          (1) to Lessor the sum of (A) the Stipulated Loss Value for the Aircraft as set forth in the Stipulated Loss Value Table computed using the Base Rent Payment Date immediately preceding the date on which such Event of Loss occurred (or, if such Event of

Loss occurred on a Base Rent Payment Date, computed using such Base Rent Payment Date or, if such Event of Loss occurs before the First Base Rent Payment Date, computed using the Delivery Date), plus (B) interest on the amount determined pursuant to clause (A) at an effective rate per annum equal to the Base Rate computed for the actual number of days elapsed (on the basis of a 365-or 366-day year as the case may be) from the date of the Event of Loss to the date of payment of such Stipulated Loss Value, including the date of the Event of Loss but excluding the date of payment; and

          (2) to Lessor the sum of any Supplemental Rent otherwise due and payable on or before such payment date.

If all such Stipulated Loss Values and all such other amounts, including, without limitation, any unpaid or accrued Rent, are paid in full, (x) the obligation of Lessee to pay all succeeding payments of Base Rent after the Event of Loss hereunder with respect to the Aircraft shall terminate on the Base Rent Payment Date immediately preceding the date of such Event of Loss or as of the Base Rent Payment Date if such Event of Loss occurs on the Base Rent Payment Date, and (y) provided that if (or when) no Default or Event of Default exists, Lessor will transfer or cause to be transferred to Lessee, Lessor's title to the Aircraft, including the Engines and Propellers or a number of engines and propellers equal to the number of engines and propellers (which are not Engines and Propellers) installed on the Aircraft at the time such Event of Loss occurred, free and clear of Lessor Liens, and Lessee shall be subrogated to all claims, if any, of Lessor against third parties for damage to or loss of the Aircraft subject to such Event of Loss (other than against insurers under insurance policies paid for by Lessor). Such transfer to Lessee shall not affect or limit in any way any obligations of Lessee hereunder unless specifically discharged by such payment of Stipulated Loss Value and Rent.

          12.4 EVENT OF LOSS WITH RESPECT TO AN ENGINE OR PROPELLER. Upon the occurrence of an Event of Loss with respect to an Engine or Propeller in any case where the provisions of SECTION 12.3 are not applicable, Lessee shall give Lessor prompt written notice thereof and shall, within thirty (30) days after the occurrence of such Event of Loss, duly convey to Lessor, as replacement for the Engine or Propeller with respect to which such Event of Loss occurred, title to another engine or propeller of the same or improved make, model and manufacturer (or engine or propeller of at least the equivalent utility, value and remaining useful life and suitable for installation and use on the Airframe) free and clear of all Liens whatsoever (except Permitted Liens) and having a value, remaining useful life and utility at least equal to, and being in as good operating condition as, the Engine or

Propeller with respect to which such Event of Loss occurred, but in all events in at least as good condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss and of the same or improved make, model and manufacturer as any other Engine or Propeller, as applicable; PROVIDED, HOWEVER, that if Lessee does not then have reasonably available a Replacement Engine or Replacement Propeller, as the case may be, conforming to the requirements set forth in this SECTION 12.4, then Lessee shall
(x) within ninety (90) days after the occurrence of such Event of Loss, either
(i) notify Lessor that Lessee has made arrangements (which arrangements shall be reasonably satisfactory to Lessor) to obtain a Replacement Engine or Replacement Propeller, as the case may be, conforming to the requirements of this SECTION
12.4 and shall obtain such Replacement Engine or Replacement Propeller within ninety (90) days after Lessee shall have notified Lessor of such arrangements, or (ii) place an order for a Replacement Engine or Replacement Propeller conforming to the requirements of this SECTION 12.4, from the manufacturer of such Replacement Engine or Replacement Propeller, PROVIDED, that if Lessee obtains a Replacement Engine or Replacement Propeller conforming to the requirements of this SECTION 12.4 from another Person prior to the delivery of the Replacement Engine or Replacement Propeller ordered from the manufacturer thereof, Lessee may use the Replacement Engine or Replacement Propeller obtained from such Person in lieu of the Replacement Engine or Replacement Propeller ordered from the manufacturer, and (y) promptly upon obtaining such Replacement Engine or Replacement Propeller from the manufacturer or other Person, duly convey to Lessor, as replacement for the Engine or Propeller with respect to which such Event of Loss occurred, title to such Replacement Engine or Replacement Propeller (free and clear of all Liens whatsoever (except Permitted Liens)). In such case, Lessee, at its own expense, will prior to or at the time of any such conveyance (i) furnish to Lessor a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Replacement Engine or Replacement Propeller, (ii) cooperate in the execution and delivery of a supplement hereto, in form and substance satisfactory to Lessor, subjecting such Replacement Engine or Replacement Propeller to this Lease, to be duly executed by Lessee and recorded pursuant to the Transportation code, (iii) furnish or cause to be furnished to Lessor such evidence of Lessee's (or other party's) title to such Replacement Engine or Replacement Propeller (including, it requested, an opinion of Lessee's (or other party's) counsel and of compliance with the insurance provisions of SECTION 13 with respect to such Replacement Engine or Replacement Propeller as Lessor may reasonably request, and with an opinion of Lessee's (or other party's) counsel to the effect that title to such Replacement Engine or Propeller, has been duly conveyed to Lessor free and clear of all Liens whatsoever (except any Lessor Liens) and is duly leased hereunder (which legal opinions may contain qualifications and statements of reliance reasonably satisfactory to Lessor),
(iv) furnish Lessor a certificate signed by a duly authorized financial officer or executive of Lessee certifying that, upon consummation of such replacement, no Default or Event of Default will exist hereunder; (v) furnish such documents and evidence as Lessor, or its counsel may reasonably request in order to establish the consummation of the transactions contemplated by this SECTION 12.4, the taking of all corporate proceedings in connection therewith and compliance with the conditions set forth in this SECTION 12.4, in each case in form and substance satisfactory to such party, (vi) file and record such Uniform Commercial Code financing statements covering such Replacement Engine or Replacement Propeller as may be reasonably requested by Lessor, (vii) assign or cause to be assigned to Lessor all existing warranties as of the date of transfer to the extent such warranties are freely assignable, with respect to such Replacement Engine or Replacement Propeller, subject to Lessee's right to exercise these rights, so long as no Event of Default has occurred, and (viii) take such other action as Lessor may reasonably request in order that such Replacement Engine or Replacement Propeller be duly and properly subject to the Lease and leased hereunder to the same extent as the Engine or Propeller replaced thereby. Upon full compliance by Lessee with the terms of this SECTION 12.4, Lessor will cause the appropriate party to transfer to Lessee, at Lessee's expense (i) title to the Engine or Propeller with respect to which such Event of Loss occurred and (ii) all claims for damage to such Engine or Propeller, if any, against third Persons (other than against insurers under insurance policies paid for by Lessor) arising from the Event of Loss; and Lessor shall, at Lessee's expense, execute and deliver appropriate bills of sale confirming such transfer. Any such transfer of title shall be on an "AS-IS" and "WHERE-IS" basis without recourse or warranty, express or implied except that such Engine or Propeller is free and clear of all Lessor Liens. Lessee shall be subrogated to all claims of Lessor, if any, against third parties (other than insurers under insurance policies paid for by Lessor) for damage to or loss of the Engine or Propeller being replaced. For all purposes hereof, each such Replacement Engine or Replacement Propeller shall be deemed part of the property Leased hereunder, shall be deemed an "Engine" or "Propeller" as defined herein and shall be deemed part of the Aircraft to the same extent as the Engine or Propeller replaced thereby. An Event of Loss covered by this SECTION 12.4 shall not result in any reduction in Base Rent.

          12.5 APPLICATION OF PAYMENTS FROM GOVERNMENTAL AUTHORITIES OR OTHERS. Any payments (other than insurance proceeds the application of which is provided for in SECTION 13) received at any time by Lessor or Lessee from any Governmental Body or other person with respect to an Event of Loss, to the extent of the then applicable Stipulated Loss Value set forth in the Stipulated Loss

Value Table whether resulting from the condemnation, confiscation, theft or seizure of, or requisition of title to or use of, the Airframe, or any Engine or Propeller (other than a requisition for use by the United States Government not constituting an Event of Loss), or otherwise, if paid to Lessee shall be immediately paid over to Lessor, PROVIDED that Lessee will endeavor to have such payment made directly to Lessor, and in any event, such payment will be applied as follows:

          (i) if any such payments are received with respect to the Airframe, or the Airframe and the Engines or engines, Propellers or propellers then installed on the Airframe, so much of such payments as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to SECTION 12.3 shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments remaining thereafter will, after Lessee has paid all other Rent due and owing, be paid to the order of Lessor if received from a Governmental Body as a result of a requisition of title to the Airframe or any Engine or Propeller, or from a Governmental Body other than the United States Government with respect to a requisition of use of the Airframe or any Engine or Propeller, and otherwise to Lessee; and

          (ii) if such payment is received with respect to an Engine or Propeller under the circumstances contemplated by SECTION 12.4, all such payments shall be paid over to Lessee, PROVIDED, Lessee has fully performed the terms of this SECTION 12 with respect to the Event of Loss for which such payments are made, and FURTHER PROVIDED, no Default or Event of Default exists and such payments shall be applied (if not earlier paid to Lessee) to the purchase price of such Replacement Engine or Propeller at delivery thereof to Lessor under SECTION 12.4.

          12.6 REQUISITION FOR USE BY UNITED STATES GOVERNMENT WITH RESPECT TO THE AIRFRAME AND ANY ENGINE OR PROPELLER INSTALLED THEREON. If the United States Government requisitions the use of the Airframe, or the Airframe and the Engines or engines and Propellers or propellers then installed on the Airframe, during the Term, and such requisition does not constitute an Event of Loss, all of Lessee's obligations under this Lease with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred. All payments received by Lessor or Lessee from the United States Government for the use of the Airframe and Engines or engines and Propellers or propellers during the Term shall be paid over to, or retained by, Lessee, PROVIDED no Default or Event of Default exists. If the Airframe, or the Airframe and Engines or engines and Propellers or propellers, are not scheduled to be returned by the United States Government prior to the end of the Term, Lessor, upon notice given not less than thirty (30) days before the end of the Term, may elect that an Event of LOSS hereunder be deemed to have occurred on the last day of the Term and Lessee shall, upon expiration of the Term, pay the Stipulated Loss Value with respect to the Aircraft on such date. Upon receipt of payment of Stipulated Loss Value and all Rent and other amounts due and payable under the Lease, Lessor shall transfer or shall cause to be transferred to Lessee title to the Aircraft free of all Lessor Liens. If Lessor has elected to treat such requisition for use as an Event of Loss, upon payment by the Lessee of the Stipulated Loss Value and all other Rent due and owing, all payments received by Lessor or Lessee from the United States Government for the use of the Airframe, Engines and Propellers after expiration of the Term shall be paid over to, or retained by, Lessee. If after expiration of the Term, Lessor has not elected to treat such requisition for use as an Event of Loss, all payments received by Lessor or Lessee from the United States Government for the use of the Aircraft before the expiration of the Term, shall be paid to or retained by Lessee, PROVIDED, HOWEVER, upon the expiration of the Term, Lessor shall give notice to Lessee stating that this Lease shall terminate, expire and be cancelled upon such date of expiration and the provisions of SECTION 19 shall be deemed to have been satisfied, and subject to the provisions of this Lease relating to the survival of any of Lessee's obligations hereunder, this Lease shall terminate, expire and be cancelled, and upon. such termination, expiration and cancellation, all payments received by Lessor, Lessee or any other Person from the United States Government for the use of the Aircraft after the expiration of the Term shall be paid over or retained by Lessor. Lessee shall promptly notify Lessor in writing of any such requisition. Upon any such requisition for use, Lessee agrees to use its best efforts to obtain reimbursement from the United States Government to Lessor for damages suffered by Lessor as a result of such requisition for use. Lessee agrees to notify Lessor promptly in writing in advance of the time when any negotiations between Lessee and the United States Government with respect to any such requisition shall commence and will consult with Lessor regarding methods or procedures that are most appropriate to effect recovery from the United States Government for any damages suffered by Lessor by reason of such requisition for use. This
SECTION 12.6 shall not be applicable to the Aircraft if an Event of L0SS with respect to the Aircraft has occurred, except in the case where Lessor has declared an Event of Loss to have occurred as a result of a United States Government requisition for use.

          12.7 REQUISITION FOR USE BY UNITED STATES GOVERNMENT OF AN ENGINE OR PROPELLER IN A MANNER CONSTITUTING AN EVENT OF LOSS. If the United States Government requisitions the use of any Engine or Propeller in a manner constituting an Event of Loss, Lessee shall replace the Engine or Propeller hereunder by complying with the terms of
SECTION 12.4, and any payments received by Lessor or Lessee from the United States Government with respect to such requisition shall be paid over to, or retained by, Lessee, PROVIDED no Default or Event of Default exists.

          12.8 APPLICATION OF PAYMENTS OTHER THAN FOR AN EVENT OF LOSS. Any payments received at any time by Lessor or Lessee from any Governmental Body, insurer (other than under insurance paid for by Lessee) or other Person with respect to loss or damage to or requisition for use of the Airframe, any Engine or Propeller or any other Aircraft not constituting an Event of Loss and not governed by SECTIONS 12.6 AND 12.7, shall be applied in payment for repairs or for replacement property in accordance with SECTION 11 and any balance remaining after compliance with such sections with respect to such damage or loss shall be paid over to or retained by Lessee if Lessor receives from Lessee prior to making any such payment, certification from Lessee that the property so damaged or lost has been repaired or replaced in full and that the costs of such repairs or replacement have been paid in full. If such repairs or replacements are made pursuant to contracts requiring progress payments or are made by Lessee, such proceeds shall be paid over to Lessee from time to tune upon appropriate certification by Lessee.

          12.9 APPLICATION OF PAYMENTS DURING DEFAULT. Any amount received by Lessor referred to in SECTION 12.5, 12.6, 12.7 OR 12.8 that is payable to Lessee shall not be paid to Lessee if at the time of such payment a Default or an Event of Default exists, but shall be held by Lessor as security for the obligations of Lessee under this Lease and at such time as any such Default or Event of Default is not continuing, such amount, unless theretofore otherwise applied in exercise of Lessor's remedies hereunder, shall be paid to Lessee.

Section 13. INSURANCE

          13.1. PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE. Lessee shall maintain in effect, at its own expense, public liability insurance and property damage insurance (including, but not limited to, aviation general liability, aircraft passenger liability, aircraft property damage liability, cargo/baggage liability and contractual liability insurance) with respect to the Aircraft (i) in amounts not less than One Hundred Million Dollars ($100,000,000.00) combined single limit per occurrence for bodily injury and property damage, but in any event in amounts not less than the public liability insurance and property damage insurance applicable to similar aircraft, engines or propellers which constitute Lessee's fleet, and (ii) otherwise of the type and in the amounts usually carried by corporations engaged in the same or similar business similarly situated with Lessee and owning, leasing or operating similar aircraft, engines and propellers and which otherwise cover risks of the kind customarily insured against by such corporations, with no deductible in excess of $100,000 per occurrence.

          13.2 INSURANCE AGAINST LOSS OR DAMAGE TO AIRCRAFT. Lessee shall maintain in effect, at its own expense, (i) All Risk Aircraft Hull Insurance covering the Aircraft at least against perils customarily included in such insurance, including, without limitation, standard form hijacking coverage and extended "all risk" ground, flight, ingestion and taxiing risks, including, but not limited to, hijacking coverage and extended "all risk" coverage with respect to all Engines, Propellers and Parts while removed from or not installed on the Aircraft, and (ii) whenever the Aircraft is flown outside the United States and Canada, in any recognized, or in Lessor's reasonable judgment, threatened area of hostility, aircraft hull war and political risks insurance, on, or equivalent to, the Lloyd's R.J.M. Airline one (1/1/77) wording, covering at least those perils customarily included in such insurance, including without limitation, risks excluded from the All Risks Aircraft Hull Insurance by the terms of Lloyd's Aviation War Exclusion Clause AVN_48B except paragraphs (a) and
(b) thereof as in effect on the date hereof, and shall include coverage in respect of hijacking, confiscation, nationalization, seizure, restraint, detention, appropriation, requisition of title or use by or under the order of any Governmental Body. Such insurance shall at all times while the Aircraft is subject to this Lease be on an "Agreed Value Basis" in each case in amounts not less than the amounts set forth in the Stipulated Loss Value Table, as specified in Schedule 1 to the Lease Rent Schedule for the Aircraft from time to time (determined using the Base Rent Payment Date immediately preceding the date on which said Event of Loss occurred, or if such Event of Loss occurred on the Base Rent Payment Date, computed using such Base Rent Payment Date) with no deductible, with respect to a loss which is not a total loss, arranged total loss, or constructive total loss, in excess of $100,000 per occurrence, PROVIDED, HOWEVER, that the Engines, Propellers and Parts while removed from or not installed on the Aircraft shall be included in aircraft spares coverage in an amount satisfactory to Lessor, subject to a deductible not greater than $25,000. Any "fleet aggregate" deductible or sub-limits of liability applicable to Lessee's fleet shall not apply to claims payable under the above insurance.

          13.3 POLICIES. (a) Lessee shall arrange for appropriate certification of coverages and forms of endorsements to be made promptly to Lessor by the underwriters or their agents of any policies carried in accordance with this
SECTION 13 covering the

Aircraft and any policies taken out in substitution or replacement thereof. Lessor and (until at least December 22, 1996) Security Pacific Equipment Leasing, Inc. shall be named as "Additional Insureds" in all such liability policies, and Lessor shall be named as "Loss Payee" in all such "all risk" insurance.

          (b) All policies of insurance carried in accordance with this SECTION 13:.

     (1) shall be placed with insurers with recognized reputation and responsibility reasonably satisfactory to Lessor;

     (2) shall be in full force and effect throughout any geographical areas at any time traversed by the Aircraft;

     (3) shall be payable in lawful currency of the United States in the United States;

     (4) shall be in amounts customary for airlines similarly situated to Lessee but in no event less than the amounts specified in SECTIONS 13.1 AND 13.2 hereof;

     (5) shall not impose any liability on Lessor or any Additional Insured or Loss Payee or any Covered Person (as defined hereinbelow) to pay premiums for such insurance but shall provide for notice thereto of any nonpayment of premium not less than thirty (30) days (seven (7) days or such shorter period as may from time to time be the longest period obtainable in the industry, in the case of war risk and allied perils coverage) opportunity to Lessor, each Additional Insured and Loss Payee to pay such premium without impairing the policy;

     (6) shall (i) provide that as to Lessor and each Additional insured or Loss Payee and each Covered Person (as defined hereinbelow) the insurance shall not be invalidated (A) by any action or inaction by Lessee and shall insure the interest of such Persons regardless of any breach or violation by Lessee or any other additional insured of any warranty, declaration or condition contained in such policies, and if available at commercially reasonable cost such coverages shall be provided otherwise than by way of endorsement with Lloyd's Form AVN67A; PROVIDED HOWEVER, that with respect to secretion, embezzlement or conversion by the Lessee, no coverage shall apply to any Person which is a willful party to such secretion, embezzlement or conversion, or (B) because of a subjection of the Aircraft to any condition, use or operation not permitted by the policy or
(C) because of any false statement with respect to the policy by Lessee or its employees, agents or representatives, or any other Person except an Additional Insured (and then such policy shall be impaired only as to such Person); (ii) be primary without right of contribution from any other insurance which might be available to Lessor and each Additional Insured or Loss Payee; (iii) waive any rights of subrogation, except with respect to the gross negligence and/or willful misconduct of such Additional Insured, and any rights of set-off, counterclaim or deduction against Lessor and each Additional Insured or Loss Payee; (iv) provide notice of cancellation, nonrenewal, expiration, change or lapse not less than thirty (30) days after receipt thereof prior to the effectiveness thereof against Lessor and each Additional insured or Loss Payee or Covered Person;

     (7) shall in the case of policies covering liability, (A) name each Additional Insured as an additional insured (B) cover the shareholders, officers, directors, employees and agents of each Additional Insured as additional insureds (each a "Covered Person"), (C) include the statement "warranted to have no operational interest", (D) be endorsed to acknowledge and include the contractual liability of Lessee herein and under the Lessee Documents; (E) not operate so as to insure the Manufacturer of the Aircraft against claims arising out of product liability; (F) provide notice of cancellation, non-renewal, expiration, change or lapse not less than thirty (30) days after receipt thereof prior to the effectiveness thereof against Lessor and each Additional Insured or Loss Payee or Covered Person; and (G) provide that each liability policy shall operate as a separate policy with respect to Lessor and each Additional Insured and each Covered Person but nothing herein shall operate to increase the liability of the underwriters as set forth in the policies beyond the amount for which the underwriters would have been liable if only one person or interest had been included as an insured;

     (8) shall in the case of policies covering loss or damage to the Aircraft, to the extent of the then applicable Stipulated Loss Values set forth in the Stipulated Loss Value Table, provide that all insurance proceeds received hereunder as the result of the occurrence of an Event of Loss with respect to the Airframe or any Engine or Propeller be made payable to Lessor, for an amount up to the applicable Stipulated Loss Value, and thereafter any remaining amount to Lessee. The foregoing notwithstanding, PROVIDED, that Lessor has not notified the insurer that an Event of Default has occurred and is continuing hereunder, any loss equal to or less than $100,000.00 (without giving effect to any deductible provision), shall be paid directly to Lessee, and shall be endorsed to provide the foregoing coverages in SECTION 13.3 and other endorsements reasonably satisfactory to Lessor and each Loss Payee. It is further agreed that all such insurance proceeds shall be applied as follows:

          (i) if insurance proceeds are received with respect to the Aircraft or the Airframe and the Engines or engines or Propellers or propellers installed on the Airframe, so much of such insurance proceeds remaining after reimbursement of Lessor for costs and expenses, as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to SECTION 12.3 and any past-due Rent shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and all such other amounts if not already paid by Lessee, or, if already paid by Lessee and no Default or Event of Default exists hereunder, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and all such other amounts, and the balance, if any, of such insurance proceeds remaining thereafter will be paid over to or retained by Lessee;

          (ii) if such insurance proceeds are received with respect to an Engine or Propeller under the circumstances contemplated by SECTION 12.4, so much of the insurance proceeds remaining after reimbursement of Lessor for costs and expenses, shall be paid to Lessee, PROVIDED that Lessee shall have fully performed its obligations and complied with the terms of SECTION 12.4 hereof with respect to the Event of Loss for which such insurance proceeds are paid, such payments shall be applied to the purchase price of such Replacement Engine or Replacement Propeller at delivery thereof to Lessor under SECTION 12.4;

          (iii) so long as no Event of Default shall have occurred and be continuing, the proceeds of any insurance required to be maintained by Lessee hereunder with respect to any property damage to the Airframe, any Engine or Propeller shall be applied in the manner described in SECTION 12.8 upon evidence of completion of repairs, or if such repairs or replacements are made pursuant to contracts requiring progress payments or are made by Lessee, upon receipt of Lessee's certification referred to in SECTION 12.8, shall be paid directly to Lessee; and

          (iv) any amount referred to in CLAUSES (I), (II) OR (III) immediately above that is payable to Lessee shall not be paid to Lessee if at the time of such payment a Default or Event of Default exists, but shall be held by Lessor, as security for the obligations of Lessee under this Lease and at such time as there is not continuing any such Default or Event of Default such amount, unless theretofore otherwise applied in exercise of Lessor's remedies hereunder, shall be paid to Lessee;

     (9) if the liability policies are on a "claims-made basis" and not on an "occurrence basis", Lessee shall continue to carry such liability policies for an additional three (3) years after the expiration or termination of this Lease and shall cause Lessor, Lessor and each Additional Insured and Covered Person (regardless of whether or not the Lease has expired or been terminated) to be named as additional insureds; and

     (10) shall be endorsed to provide the foregoing coverages in the form of the endorsements set forth in EXHIBIT B and other endorsements reasonably satisfactory to Lessor.

          13.4 REPORTS, ETC. Lessee will cause its insurance broker to furnish Lessor and each Additional Insured or Loss Payee (i) on the Delivery Date of the Aircraft, (ii) on the policy anniversary date thereafter, and (iii) on the date a Replacement Engine or Replacement Propeller is conveyed to Lessor pursuant to
SECTION 12.4, a report, dated the day of its delivery, signed by Lessee's insurance broker, reasonably acceptable to Lessor, describing in reasonable detail the insurance then carried and maintained on the Aircraft, certifying that such insurance complies with the terms hereof and that the terms of this
SECTION 13 have been endorsed on such policies, and stating the opinion of such broker that such insurance is in an amount deemed adequate, based upon normal industry practice, for the protection of the respective interests of Lessor and each Additional Insured or Loss Payee and each Covered Person, and is usual for corporations operating similar aircraft and similarly situated with the Lessee, PROVIDED, HOWEVER, such opinion shall not be deemed to be a guarantee or other undertaking that such limits will be adequate under all circumstances. Lessee will advise and will cause its insurance broker to advise Lessor and each Additional Insured or Loss Payee in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft Lessee shall cause its insurance broker to furnish to Lessor and each Additional Insured or Loss Payee on the Delivery Date or as soon as available thereafter but not later than thirty (30) days after the Delivery Date, copies of any insurance certificates required to be carried hereunder, and within fifteen (15) days of replacement thereof, copies, (pound) such replacement insurance certificates, or with respect to any Replacement Engine or Replacement Propeller, within fifteen (15) days of replacement thereof, certificates evidencing the insurance required to be carried hereunder. If Lessee fails to maintain insurance as provided herein, Lessor, or any Additional Insured or Loss Payee may, at its option, provide such insurance and in such event, Lessee shall, upon demand, reimburse Lessor or such Additional Insured or Loss Payee, as the case may be, as Supplemental Rent, for the cost thereof.

          13.5 INSURANCE FOR OWN ACCOUNT. Nothing in this SECTION 13 shall limit or prohibit Lessor and each Additional Insured or Loss Payee and each Covered Person, from obtaining insurance for its own account and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; PROVIDED that no such insurance may be obtained which would limit, replace, or otherwise adversely affect the coverage of any insurance required to be obtained or maintained pursuant to this SECTION 13.

Section 14. INDEMNITY

          14.1 Lessee hereby assumes liability for, and shall indemnify, protect, save and keep harmless each indemnified Person, including, without limitation, Lessor, from and against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, and expenses, including legal fees and expenses, of whatsoever kind and nature (herein collectively called "Liabilities") imposed on, incurred by or asserted against such Indemnified Person in any way relating to or arising out of (i) maintenance, overhaul, repair, acquisition, construction, manufacture, installation, purchase, ownership, delivery, lease, sublease, possession, rental, use, condition, operation, transportation, return, sale, replacement, storage or disposition of the Aircraft or any part thereof (including, without limitation, liabilities in any way relating to or arising out of the latent or other defects, whether or not discoverable by Lessee or any other person, injury to persons or property, patent, trademark, or invention rights, or strict liability in tort), or (ii) this Lease or any of the other Lessee Documents or any of the transactions, obligations and indemnities contemplated hereby or thereby, or any other document or instrument hereafter required to be executed and delivered by Lessee pursuant to the terms hereof or thereof, or the enforcement against Lessee of any of the terms of this Lease or any of the other Operative Documents, or (iii) the enforcement of any agreement, restriction or legal requirement applicable to Lessee affecting the Aircraft or any part thereof or the operation, maintenance, use or possession of the Aircraft or any part thereof by Lessee; PROVIDED, HOWEVER, that Lessee shall not be required to indemnify any Indemnified Person for (A) Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person or a successor, assignee, director, officer, agent or employee of such Indemnified Person (unless such willful misconduct or gross negligence results from acts or omissions of Lessee on behalf of such Indemnified Person); (B) Liabilities in respect of the Aircraft which arise from acts or events that occurred prior to the Delivery Date or occur after the Aircraft is no longer leased under this Lease and after possession of the Aircraft has been delivered to Lessor, or any other Person entitled to receive delivery in accordance with this Lease or upon commencement of the storage period set forth in SECTION 19.7 (unless such termination or repossession shall have occurred as a result of this Lease having been declared in default pursuant to SECTION 18 hereof); (C) Liabilities resulting solely frown the breach of any representation, warranty or covenant made by an Indemnified Person herein or in any other Operative Document to which such indemnified Person is a party (unless such breach is the result of Lessee's failure to comply with the Lessee Documents): (D) Liabilities resulting from any violation by an indemnified Person of Section 5 of the Securities Act of 1933, as amended (or any comparable successor thereto), or otherwise arising out of the transfer, after the date of this Lease, of any Note or of the ownership interest in the Aircraft not consented to by Lessee; (E) Liabilities which are or relate to an Imposition described in SECTION 15 of this Lease except to the extent provided therein, it being understood that all indemnities for Impositions are covered by
SECTION 15; (F) Liabilities resulting from a voluntary disposition by Lessor or any indemnified Person, as the case may be, affecting in respect of or of all or any part of its interest in the Aircraft, the Airframe, any Engine, any Propeller, any Part, any operative Document, the Collateral or any payment of Rent, including any Liability arising as a result of acts of or claims against, or which secure the obligations of Lessor (or Persons claiming through Lessor), but excluding any other acts of such Persons in accordance with the terms of this Lease or any other Lessee Document; or (G) Liabilities arising out of or resulting solely from the construction, manufacture, installation or design of the Aircraft by the Manufacturer, including any breach by the Manufacturer of patent, trademark or invention rights in connection with the construction, manufacture, installation or design of the Aircraft.

          14.2 Lessee shall be bound under, this SECTION 14 irrespective of whether such Indemnified Person shall, also be indemnified with respect to such Liabilities elsewhere under this Lease or under any other operative Document or by any other Person, and any Indemnified Person may proceed directly against Lessee under this SECTION 14 without first resorting to any such other rights of indemnification. With respect to any payment for indemnity hereunder, such payment for indemnity shall include any amount necessary to hold each Indemnified Person harmless on a net after-tax basis and taking into account any tax benefit or detriment realized by such Indemnified Person as a result of such payment from all taxes required to be paid by such Indemnified Person with respect to such payment for indemnity under the laws of any Federal, state or local government or taxing authority in the United States of America.

          14.3 Upon commencement of any proceeding (including the written threat or written claim of any proceeding) against an Indemnified Person involving any one or more Liabilities four which indemnity is provided hereunder, such Indemnified Person shall promptly, upon receiving written notice thereof, give notice of such commencement to Lessee, PROVIDED that, the failure by Indemnified Person so to notify Lessee shall not release Lessee from any of its obligations under this SECTION 14, unless such failure materially impairs Lessee's ability to participate in such proceeding, but any payment by Lessee to any Indemnified Person pursuant to this SECTION 14 shall not be deemed to constitute a waiver or release of any right or remedy (including any remedy of damages) Lessee may have against such Indemnified Person if, solely as a result of the failure by Indemnified Person to give Lessee notice in accordance with the first sentence of this paragraph, Lessee is unable to contest the Liability or other liability indemnified against pursuant to this SECTION 14. Lessee shall be entitled (i) in any proceeding that involves solely a claim for one or more Liabilities or other liabilities in respect to which Lessee has an indemnity obligation pursuant to this SECTION 14, to exercise and defend all rights of such Indemnified Person (PROVIDED that Lessee furnishes such Indemnified Person with an opinion of counsel reasonably satisfactory to such Indemnified Person to the effect that there exists a meritorious basis for contesting such Liabilities or other liabilities unless
(x) such proceedings will, in the opinion of counsel for such Indemnified Person involve any reasonable possibility of the sale, forfeiture or loss of the Aircraft or any Engine or Propeller or any part thereof, or (y) such Liabilities or other. liabilities, in the opinion of counsel for Lessor, have a reasonable possibility of otherwise compromising or jeopardizing any substantial interests of Lessor in and to the Aircraft or any interest hereunder) or to require such Indemnified Person to assume responsibility therefor and control thereof, (ii) in any proceeding involving a claim for one or more such Liabilities or the transactions contemplated by this Lease and the other Operative Documents, to require such indemnified Person to assume responsibility therefor and control thereof to the extent that any of the same may be and is severed from such other claims (so long as, in the opinion of counsel for the affected Indemnified Person, such severance and assumption of responsibility and control by such Indemnified Person does not have reasonable possibility of adversely affecting the resolution of such other claims), or (iii) in any other case, to be consulted by such Indemnified Person with respect to proceedings subject to the control of such indemnified Person. Notwithstanding any of the foregoing, Lessee shall not be entitled to require Lessor or any other Indemnified Person to assume responsibility for and control of any judicial proceeding if (A) the Liabilities or other liabilities involved are less than $100,000 in the aggregate, or such Liabilities are covered by insurance or Lessee is financially capable of paying such claim or Liability or (B) an Event of Default hereunder exists. In the event Lessor or any other Indemnified Person does not contest a Liability in any judicial proceeding, Lessee shall have the right, to the extent permitted by law, to contest, at its sole cost and expense, any such claim or Liability by substituting itself for Lessor or such Indemnified Person in any judicial proceeding that involves solely a claim or liability for one or more Liabilities or other liabilities in respect to which Lessee has an indemnity obligation pursuant to this SECTION 14. To the extent Lessee is entitled to defend any claim hereunder, the Indemnified Person with respect to such claim may participate at its sole cost and expense.

          14.4 Each Indemnified Person claiming hereunder shall supply Lessee with such information as Lessee shall reasonably request to defend or participate in any proceeding to the extent permitted by this SECTION 14. Unless an Event of Default has occurred and is continuing, such Indemnified Person shall not enter into a settlement or other compromise or consent to a judgment with respect to any Liability without the prior written consent of the Lessee (which consent shall not be unreasonably withheld or delayed), unless such Indemnified Person waives its right to be indemnified with respect to such Liability under this SECTION 14.

          14.5 If an Indemnified Person shall obtain a repayment of any Liabilities paid by Lessee pursuant to this SECTION 14, such Indemnified Person shall promptly pay to Lessee the amount of such repayment, together with any interest (other than interest for the period, if any, after such Liability was paid by such Indemnified Person until such Liability was paid or reimbursed by Lessee) received by such Indemnified Person on account of such repayment.

          14.6 Nothing in this SECTION 14 or in SECTION 15 shall be deemed to constitute a guarantee by Lessee of the residual value of the Aircraft.

          14.7 In the event Lessee shall be obligated to indemnify any Indemnified Person pursuant to this SECTION 14, Lessee shall be subrogated to the rights of the Indemnified Person in respect of the matter as to which the indemnity was paid.

          14.8 For purposes of this SECTION 14, "Indemnified Person" shall include all corporations making a consolidated or combined return in which an Indemnified Person is included and the agents, employees, servants, successors and assigns of any thereof.

          14.9 The provisions of this SECTION 14 shall survive the expiration or termination of this Lease.

Section 15. TAXES.

          15.1 Lessee hereby assumes liability for and shall pay, indemnify, protect, save and keep each Indemnified Person, including, without limitation, Lessor, harmless on an after-tax basis from and against, any and all fees, taxes (including, without limitation, income, franchise, excise, sales, use, occupational, capital, value added, property and stamp taxes and taxes imposed in respect of items of tax preference), levies, assessments, imposts, duties, charges or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon (all of the foregoing being herein collectively called "Impositions") imposed against any Indemnified Person or the Aircraft or any part thereof by any federal, state or local government or taxing authority or by any foreign governmental subdivision or other foreign taxing authority (i) upon or with respect to the Aircraft or any part thereof or any interest in any thereof, (ii) upon or with respect to the manufacture, acquisition, construction, installation, purchase, delivery, ownership, lease, sublease, possession, rental, use, operation, transportation, return, sale, replacement, storage, repossession, maintenance, repair, abandonment, redelivery, modification, rebuilding, importation, exportation or disposition (excluding any disposition of the Aircraft which occurs after the expiration of the Term of this Lease unless such disposition results from the termination of this Lease pursuant to a default under SECTION 18 hereof) of the Aircraft or any part thereof, (iii) upon or with respect to the rentals, receipts, earnings or gains arising from the Aircraft or any part thereof or the income or proceeds with respect to the Aircraft or (iv) upon or with respect to this Lease or any other Operative Document including the performance of any of the transactions, obligations or indemnities contemplated hereby or thereby; PROVIDED, HOWEVER, that notwithstanding anything in this Lease or any other Operative Document to the contrary, Lessee shall have no obligation to pay or to hold Lessor or any other Indemnified Person harmless against any tax, claim or other Liability, with respect to:

               15.1.1 Impositions which are based on, or measured by, the net income of any Indemnified Person to the extent imposed by the United States of America, including Impositions by the United States Federal Government expressly in lieu of such taxes and any withholding taxes imposed by the United States federal government in connection with such Impositions;

               15.1.2 Impositions which are based on, or measured by, the net income of any Indemnified Person to the extent imposed by any foreign country, state, city or municipality or by any political subdivision of such foreign country, state, city or municipality or any similar franchise, net worth, right of an Indemnified Person to exist, doing business, or employing capital tax, but only to the extent that the amount of any such Imposition imposed by any such taxing authority does not exceed the amount of Impositions to which such Indemnified Person would have been subject if the Aircraft had not been used, operated, stored or maintained in that taxing authority's jurisdiction;

               15.1.3 Impositions which are imposed with respect to any period, or with respect to any act or omission, which occurred or failed to occur prior to the Delivery Date with respect to the Aircraft or occurring after the termination of this Lease and the return of the Aircraft to Lessor in accordance with SECTION 19 of this Lease (unless such termination shall have occurred as a result of this Lease having been declared in default pursuant to SECTION 18 hereof);

               15.1.4 Impositions resulting from a voluntary transfer or other voluntary disposition or any involuntary transfer or involuntary disposition by any Indemnified Person of any interest in the Aircraft or the Lease, unless such transfer or other disposition occurs (A) while an Event of Default exists, if such transfer or other disposition is pursuant to the exercise of one of Lessor's remedies under the Lease as a result of such Event of Default, (B) pursuant to or in accordance with a transfer or other event with respect to which Stipulated Loss Value is required to be paid, unless such stipulated Loss Value is paid in full, or (C) in the case of an involuntary transfer or involuntary disposition, as a result of any acts, omissions or misrepresentations of Lessee;

               15.1.5 Impositions imposed upon Lessor or any other Indemnified Person by virtue of such Indemnified Person's failure to file proper and timely reports or returns or to pay any taxes when due or the failure to claim an applicable exemption, unless any of the foregoing failures results from any action or omission by Lessee, including the failure to provide such Indemnified Person or any other Person information in a proper and timely manner or otherwise to take such actions as are required of Lessee hereunder with respect to such Impositions;

               15.1.6 Impositions payable by any Indemnified Person as a direct and primary result of such Indemnified Person's gross negligence or willful misconduct or a breach or inaccuracy of a material representation or warranty or covenant made by such Indemnified Person in any Operative Document or any document required to be delivered under any Operative Document; or

               15.1.7 Impositions imposed upon an Indemnified Person to the extent resulting from such Indemnified Person engaging in transactions other than those contemplated by the Operative Documents;

PROVIDED, FURTHER, that Lessee agrees to pay any such Impositions referred to in the foregoing clauses which are in substitution for or relieve Lessee from any Impositions or indemnity therefor which Lessee would otherwise be obligated to pay under the terms of this SECTION 15,

          15.2 With respect to any payment or indemnity under this SECTION 15, such payment or indemnity shall include any amount necessary to hold each Indemnified Person harmless on a net after-tax basis (taking into account any tax benefit or detriment realized as a result of receipt of such payment) from all taxes required to be paid by such Indemnified Person with respect to such payment or indemnity under the laws of any Federal, state or local government or taxing authority in the United States of America. In case any report or return is required to be filed with respect to any obligation of Lessee under this SECTION 15 or arising out of this
SECTION 15, Lessee will either make such report or return in such manner as will show the ownership of the Aircraft in Lessor or will notify Lessor or such other Indemnified Person of such requirement and make such report or return in such manner as shall be satisfactory to Lessor or such other Indemnified Person.

          15.3 (a) Upon the commencement of any proceeding (including the written claim or written threat of any proceeding) against any Indemnified Person involving one or more impositions, such Indemnified Person shall promptly, upon, receiving written notice thereof, give notice of such commencement to Lessee. If Lessee so requests in writing within thirty (30) days after receipt of such notice, such Indemnified Person shall exercise on Lessee's behalf or, upon Lessee's request, permit Lessee to exercise any contest rights which such Indemnified Person may have; PROVIDED, HOWEVER, that in no event shall any Indemnified Person be required to exercise its contest rights or shall Lessee be permitted (except with such Indemnified Person's sole consent) to contest or to continue to contest any Imposition for which Lessee is obligated pursuant to this SECTION 15 unless (s) no Default or Event of Default hereunder has occurred and is continuing; (t) no amounts of Rent are past due under this Lease; (u) the amount of such claim, together with all claims of a similar nature (both present and reasonably expected to be asserted), are at least $50,000 in the aggregate; (v) Lessee acknowledges its liability to such Indemnified Person for an indemnity payment in accordance with the provisions of this SECTION 15 as a result of such claim if and to the extent such Indemnified Person or Lessee, as the case may be, does not prevail in the contest of such claim; (w) such Indemnified Person receives from Lessee (i) an indemnity satisfactory to such Indemnified Person for any liability, expenses or loss arising out of or relating to such contest and (ii) an opinion of tax counsel selected by the Lessee and reasonably acceptable to the affected Indemnified Person to the effect that a reasonable basis exists for contesting such claim, which opinion shall be in form and substance reasonably satisfactory to such Indemnified Person and furnished at Lessee's sole expense; (x) Lessee agrees to pay any expenses that any Indemnified Person may incur in connection with contesting such claim (including, without limitation, all out-of-pocket costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax); (y) such Indemnified Person obtains at Lessee's cost an opinion of independent counsel selected by the Lessee and approved by the affected Indemnified Person (which approval shall not be unreasonably withheld) to the effect that the action to be taken will not result in any risk of sale, forfeiture or loss of, or the creation of any Lien (except if Lessee adequately bonds such Lien or otherwise makes provision to protect the interests of all Indemnified Persons in a manner reasonably satisfactory to each Indemnified Person) on, the Aircraft, or any part or portion thereof or any interest therein or in any way interfere with the timely payment of Rent from time to time becoming due and payable; and (z) if such contest is conducted in a manner requiring the payment of the claim, Lessee pays the amount required in order to contest the claim. Any imposition imposed on an Indemnified Person as a result of an advance by Lessee of a tax payment or other costs incurred by such Indemnified Person, pursuant to this paragraph shall be indemnified under this
SECTION 15 without regard to the exclusions in SECTION 15.1.1 and 15 1.2. An Indemnified Person shall keep Lessee reasonably informed of and shall permit Lessee to participate in any such proceedings that Lessee does not conduct itself. If such Indemnified Person obtains a refund of all or any part of any Imposition paid by Lessee, such Indemnified Person shall pay Lessee, but not before Lessee makes all payments theretofore due such Indemnified Person pursuant to this SECTION 15 and any other payments theretofore due under any of the Operative Documents, an amount, which after taking into account all taxes saved by such Indemnified Person as a result of the payment of such amount, shall be equal to the amount of such refund net of reasonable expenses not previously reimbursed and Impositions payable with respect to receipt thereof, including interest received attributable thereto; PROVIDED HOWEVER, that notwithstanding the foregoing portions of this sentence, such Indemnified Person shall not be obligated to make any payment to Lessee pursuant to this sentence as long as a Default or an Event of Default exists hereunder, but such payment shall be held by such Indemnified Person as security for the obligations of Lessee under the Operative Documents, and at such time as such Default or Event of Default is later cured, then such Indemnified Person shall make such payments to Lessee.

          (b) Notwithstanding anything contained in this SECTION 15.3 to the contrary, an Indemnified Person shall not be required to exercise its contest rights on Lessee's behalf if the subject matter of any claim is of a continuing nature and has previously been decided adversely (other than as a result of a settlement) pursuant to the contest provisions of this SECTION 15 unless there is a Change in Law (including, without limitation, amendments to statutes or regulations, administrative rulings and court decisions) after such claim has been so previously decided, and such Indemnified Person receives an opinion, also addressed to Lessee, of tax counsel selected by the Lessee and approved by such Indemnified Person (which approval shall not be unreasonably withheld) and furnished at Lessee's sole expense to the effect that, as a result of such change, it is more likely than not that the position which such Indemnified Person or Lessee, as the case may be, had asserted in such previous contest, would prevail.

          (c) If, in the course of exercising its contest rights on Lessee's behalf, an Indemnified Person learns that a taxing authority is willing to agree to a settlement of a claim, such indemnified Person shall notify Lessee of such settlement proposal. If the settlement proposal is acceptable to Lessee, Lessee shall so notify such Indemnified Person and such Indemnified Person shall agree to the settlement proposal; PROVIDED, HOWEVER, that an Indemnified Person shall not be obligated to agree to the settlement proposal if such Indemnified Person releases Lessee from any further obligations pursuant to this SECTION 15 with respect to such claim and if such Indemnified Person agrees that the amount of any indemnity payment determined under this SECTION 15 in respect of such claim, which Lessee shall be required to pay to such Indemnified Person, shall not exceed the amount of such indemnity payment that would have been required if such Indemnified Person had agreed to the settlement proposal. If any such settlement proposal is acceptable to such Indemnified Person but is unacceptable to Lessee, Lessee shall inform such indemnified Person of the amount for which Lessee would be willing to settle such claim. If such indemnified Person accepts the settlement proposal, the amount of any indemnity payment determined under this SECTION 15 in respect of such claim that Lessee shall be required to pay to such Indemnified Person shall not exceed the amount for which Lessee would have been willing to settle such claim.

          (d) Nothing contained in this SECTION 15 shall require any Indemnified Person to exercise its contest rights or permit Lessee to contest a claim which would otherwise require any Indemnified Person to exercise its contest rights if such Indemnified Person waives payment by Lessee of any amount that might otherwise be payable by Lessee under this SECTION 15 by way of indemnity in respect of such claim. In the event of such waiver, such Indemnified Person shall promptly return any amounts previously advanced by Lessee pursuant to this
SECTION 15.3, including, without limitation, payment of the Impositions which were the subject of the claim and reimburse Lessee for amounts previously paid to such Indemnified Person in respect of expenses incurred in contesting such claim.

          15.4 Each Indemnified Person shall supply Lessee with such information as may be reasonably requested by Lessee as, in the reasonable opinion of counsel of such Indemnified Person, will enable Lessee to participate in or control and conduct any proceeding to the extent permitted by this SECTION 15. In the event that an Indemnified Person enters into a settlement or other compromise with respect to any imposition without prior written consent of Lessee (which consent shall not be unreasonably withheld or delayed), such Indemnified Person shall be deemed to have waived its right to be indemnified with respect to such Imposition under this SECTION 15.

          15.5 If by reason of any Impositions paid or indemnified against by Lessee under this SECTION 15 any Indemnified Person thereafter shall realize, in its sole opinion, a tax benefit (whether by means of a credit, deduction or otherwise) that results in a reduction in Impositions, then such Indemnified Person shall, to the extent it can do so without prejudice to the retention of the amount of such benefit, pay to Lessee the amount which (after adjustment for any further tax savings or tax liability realized by such Indemnified Person as a result of the payment thereof) such Indemnified Person, in its reasonable business judgment, determines to equal the amount of such reduction in Impositions (such Indemnified Person's payment of such amount, absent manifest error, being conclusive evidence of the amount so owing to Lessee), EXCEPT that such Indemnified Person shall not be obligated to make any payment pursuant to this sentence to the extent the amount of such payment would exceed (x) the amount of all prior payments in respect of such. Impositions by Lessee to such Indemnified Person pursuant to this SECTION 15, less (y) the amount of all prior payments in respect of such Impositions by such Indemnified Person to Lessee pursuant to this SECTION 15.

          15.6 In the event Lessee shall fail to make any payment or to do any act as provided in this SECTION 15, then Lessor shall have the right, but not the obligation, without notice to or demand upon Lessee, and without releasing Lessee from any obligation in this SECTION 15, to make or do the same, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in Lessor's judgment places Lessor's title to the Aircraft, Lessor's interest in the Aircraft, or Lessee's possession of the Aircraft in jeopardy and in exercising any such rights, incur any liability and expend whatever reasonable amounts Lessor, in its absolute discretion may deem necessary therefor. All sums so incurred or expended by Lessor shall be, without demand, immediately due and payable by Lessee and shall bear interest at the Base Rate or such lesser amount as may represent the maximum rate permitted by Applicable Law.

          15.7 In the event Lessee shall be obligated to indemnify any Indemnified Person pursuant to this SECTION 15, Lessee shall be subrogated to the rights of the Person indemnified in respect of the matter as to which the indemnity was paid.

          15.8 For purposes of this SECTION 15, "Indemnified Person" shall include all corporations making a consolidated or combined return in which an Indemnified Person is included and the agents, employees, servants, successors and assigns of any thereof.

          15.9 Lessee shall furnish Lessor within sixty (60) days after the end of each calendar year included in the whole or in part of the Term, a report with respect to the location of the Aircraft during such calendar year in sufficient detail to enable Lessor to determine the portions of its income and deductions with respect to the transaction contemplated by the Operative Documents appropriately treated as attributable or allocable to sources within and without the United States within the meaning of Section 861-863 of the Code. Also, during the Term hereof, Lessee agrees to maintain or cause to be maintained such reasonable and customary records, and provide or cause to be provided such reasonable and customary information, to enable Lessor to fulfill any of its tax filing obligations, including without limitation, copies of all log books. Upon written request of Lessor, Lessee also will promptly and duly execute and deliver or cause to be duly executed and delivered, to Lessor or cooperate in filing with the appropriate governmental authority, such further reasonable and customary documents and assurances and take such further reasonable and customary action as Lessor may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and to protect Lessor's right to the anticipated income tax consequences contemplated by the Operative Documents.

          15.10 The provisions of this SECTION 15 shall survive the expiration or termination of this Lease and the other Operative Documents.

Section 16. FURTHER ASSURANCES, RECORDATION, TITLE, REGISTRATION

          Lessee shall cooperate with Lessor in connection with the filing and recording of this Lease and Lease Supplements thereto, including but not limited to Lease Supplement No. 1, and any other document reasonably requested by Lessor, and the maintenance of the recordation thereof under the Transportation Code and in such other public offices as may be deemed necessary and appropriate by FAA Counsel or by Lessor or Lessor's counsel in order to protect the rights and interests of Lessor hereunder and to perfect such rights and interests of Lessor in and to this Lease and the Rents due and to become due hereunder and will not register nor permit the registration of the Aircraft under the laws of any jurisdiction outside the United States. Lessee shall not do any act or take or direct any Person to take any action which might cause the Aircraft to be ineligible for registration under the Transportation Code. Lessee shall, at its expense, cooperate and assist in accomplishing all recording, registrations and filings of this Lease, and any of the Operative Documents and any mortgage, security interest, waiver, license, permit or certificate incident thereto, required by law or deemed reasonably necessary by Lessor to protect its interest in the Aircraft, and shall furnish Lessor with satisfactory evidence of each such recording, registration and filing, including without limitation, evidence that continuation statements have been filed with respect to all financing statements filed pursuant to this
SECTION 16. Lessee shall from time to time do and perform such other acts and execute such other and further instruments as may be required by law or reasonably be requested by Lessor, including such legal opinions as may reasonably be required by Lessor, to establish, maintain and protect Lessor's rights and remedies and to carry out the effect, intent and purpose of this Lease.

Section 17. INSPECTION, REPORTS, AUDITS.

          17.1 Lessor and its authorized representatives may inspect (subject to Lessee's reasonable requirements regarding security), at their own expense, the Aircraft and the books and records of Lessee with respect thereto, and make copies and extracts therefrom, and may discuss Lessee's affairs, finances, and accounts relating to the Aircraft and Lessee's operation, with its officers, and Lessee shall furnish to Lessor statements accurate in all material respects regarding the condition and state of repair of the Aircraft, all upon such reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested and all at the expense of Person requesting the same. Lessor shall have no duty to make any such inspection or inquiry or incur any liability or obligation by reason of not making any such inspection or inquiry. Lessee may condition any such inspection or inquiry upon the agreement of the Person requesting inspection to maintain the same standard of confidentiality with respect to information so obtained as customarily applies to such Person's own confidential information.

          17.2 Lessee shall furnish to Lessor the following:

               (a) QUARTERLY STATEMENTS. As soon as practicable after the end of each quarterly fiscal period in which a quarterly report is prepared in each fiscal year of Lessee and in any event within forty-five (45) days thereafter (but in no event later than such information is made generally available to the shareholders of Lessee), duplicate copies of:

                    (1) A consolidated balance sheet of Lessee and its
               consolidated subsidiaries as of the end of such quarter, and

                    (2) Consolidated statements of income and if available, cash flows of Lessee and its consolidated subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter setting forth in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end adjustments, by a principal financial officer of Lessee;

               (b) ANNUAL STATEMENTS. As soon as practicable after the end of the fiscal year of Lessee, and in any event within one hundred twenty
          (120) days thereafter (but in no event later than such information is made generally available to the shareholders of Lessee), duplicate copies of:

                    (1) Consolidated balance sheet of Lessee and its
               consolidated subsidiaries at the end of such year;

                    (2) Consolidated statements of income and if available, cash flows of Lessee and its consolidated subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion, if available, thereon of independent certified public accountants of recognized national standing selected by Lessee stating that such financial statements fairly represent the financial condition of the companies being reported upon, have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application described); and

                    (3) If an opinion from an independent certified public
               accountant is not available for Lessee separately, this SECTION 17.2(b) is applicable for the consolidated statements of its parent company;

               (c) AUDIT REPORTS. Promptly upon receipt thereof one copy of each other report submitted to Lessee or any subsidiary thereof by independent accountants in connection with any annual, interim or special audit made by them of the books of the Lessee or of any subsidiary; and

               (d) CERTAIN OTHER REPORTS. As soon as practicable:

                    (1) after the end of each quarterly period as defined in
               SECTION 17.2(a) or annual period as defined in SECTION 17.2(b), duplicate copies of any report or statement required pursuant to the Securities Exchange Act of 1934 or the rules or regulations promulgated thereunder,

                    (2) after it becomes available, any filing, statement,
               report, registration, prospectus or other document prepared pursuant to the Securities Act of 1933 or pursuant to the rules and regulations thereunder,

                    (3) any other reports made publicly available to
               shareholders of the Lessee,

                    (4) if requested by Lessor, any or all operating plans,
               business plans, traffic reports, forecasts of business or forecasts of traffic, and

                    (5) such information as may be readily obtainable by Lessee which is required to enable Lessor to file any reports required by any Governmental Body as a result of its interests in the Aircraft.

            All of the reports described in SECTIONS 17.2(a), (b), (c) and (d)
(4) shall be treated as confidential by Lessor and not revealed to any party without the prior written consent of Lessee, except that Lessor may disclose such reports to potential purchasers of the Aircraft if it obtains and delivers to Lessee the same agreement with respect to confidential treatment of such reports, all in form and substance reasonably satisfactory to Lessee.

Section 18. DEFAULTS, REMEDIES, DAMAGES.

            18.1 Each of the following described events shall be an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any Applicable Law of any Governmental Body):

                 18.1.1 Lessee fails to make when due any payment of Base Rent or Stipulated Loss Value or any other sum payable under this Lease and such failure to pay continues for seventy-two (72) hours after the date when the same becomes due;

                 18.1.2 Lessee fails at any time to procure or maintain or comply with any insurance coverage prescribed herein or such insurance is for any reason not in full effect; PROVIDED that any such failure shall not constitute an Event of Default so long as the Aircraft shall not be operated at any time when such insurance is not in effect, the Aircraft continues to be covered by such insurance as is required when the aircraft is on the ground and such failure to maintain insurance is for a period of not more than thirty (30) days;

                 18.1.3 Lessee fails to observe or perform any of the covenants, conditions, agreements or warranties to be performed or observed by Lessee under the Lease or any other Lessee Document other than a covenant, condition, or agreement specified in SECTIONS 18.1.1 OR 18.1.2 above, and such failure continues for ten (10) days after the earlier of (a) Lessee obtaining actual knowledge or such failure or (b) notice thereof from Lessor; PROVIDED, HOWEVER,
(i) removal of the Aircraft at any time from those locations permitted by this Lease and (ii) except as provided for in SECTION 11.1 (iii) and SECTION 12.2(VI), if the Aircraft is not in material compliance with the Maintenance Program or is not in such operating condition as may be necessary to enable the Airworthiness Certificate of the Aircraft to be maintained, or so as to permit the uninterrupted use or operation of the Aircraft, after Lessee with reasonable diligence should have obtained actual knowledge thereof and it is not remedied immediately upon obtaining such knowledge, shall constitute an immediate Event of Default;

                 18.1.4 Any representation or warranty of Lessee contained in this Lease, or in any document or certificate furnished by Lessee pursuant hereto or thereto proves to be untrue or incorrect in any material respect when made or repeated, and, if capable of being cured and Lessee is diligently proceeding to so cure, such untruthfulness or incorrectness shall continue to be unremedied for a period of fifteen (15) days after written notice thereof by Lessor; provided, however, in no event shall Lessee have any cure rights pursuant to this Section 18.1.4 if such untrue or incorrect representation or warranty was knowingly made by Lessee;

                 18.1.5 Lessee consents to the appointment of a receiver, custodian, trustee, liquidator or other officer with similar powers, of itself or of a substantial part of its property, is generally unable to pay debts as they become due unless such debts are the subject of a bona fide dispute, or admits in writing its insolvency or bankruptcy or its inability to pay its debts generally as they become due or makes an assignment for the benefit of creditors, or files a petition in bankruptcy or a petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or a readjustment of its indebtedness or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or petitions, answers or consents to seek relief under the provision of any bankruptcy or other similar law, or an agreement, composition, extension or adjustment with its creditors;

                 18.1.6 An order, judgment or decree is entered by any court of competent jurisdiction appointing, without the consent of Lessee, a custodian, receiver, trustee, liquidator or other officer with similar powers, with respect to Lessee or of any substantial part of its property, or any substantial part of the property of Lessee is sequestered, and any such order, judgment or decree of appointment or sequestration remains undismissed, unstayed or unvacated, for a period of sixty (60) days after the date of entry thereof;

                 18.1.7 A petition against Lessee in a proceeding under the bankruptcy laws or other insolvency laws as now or hereafter in effect, is filed, and any decree or order adjudging Lessee a bankrupt or insolvent in such proceedings, remains in force, unstayed for a period of sixty (60) days thereafter, or, in the case where the approval of such a petition by the court of competent jurisdiction is required by the petition as filed or amended is approved as filed by such court and such approval is not withdrawn or the proceedings dismissed within sixty (60) days thereafter, or if, under the provision of any law providing for reorganization or winding up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of sixty (60) days;

                 18.1.8 Lessee or any Affiliate of Lessee; is in default, and such default continues unremedied for five (5) days, with respect to any material indebtedness, lease obligation or material contract of Lessee or any Affiliate of Lessee;

                 18.1.9 Any uninsured final judgment for the payment of money aggregating in excess of $150,000 is rendered against Lessee and the same remains outstanding and unstayed or undischarged for a period of thirty (30) days thereafter, during which period execution of such judgment is not effectively stayed, bonded or insured;

                 18.1.10 Any assertion by Lessee or through any other Person on behalf of Lessee of the invalidity or unenforceability of all or any part of this Lease (not including an assertion by Lessee that performance by Lessee is not required due to a breach or a nonperformance by Lessor or any other Person of its obligations hereunder or under any other Operative Documents);

                 18.1.11 Due to the act or omission by Lessee, any document or instrument required to be filed or recorded in accordance with SECTION 11.1 or
SECTION 16 hereof is not duly filed or recorded at such time and at such place or places as required under SECTION 11.1 or SECTION 16 to perfect or continue the perfection of the interest of Lessor or any other Person in and to the Aircraft; or

                 18.1.12 Any transfer by Lessee of possession of the Airframe or any Engine or Propeller to any Person other than in accordance with SECTIONS 11 OR 20 which continues unremedied for at least fifteen (15) days.

            18.2 Upon the occurrence of any one or more of the above described Events of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default, and at any time thereafter, Lessor may exercise, and Lessee shall comply with, any or all of the following rights and remedies with respect to all or any part of the Aircraft:

                 18.2.1 Cause Lessee, upon the written demand of Lessor and at Lessee's expense and risk, to assemble and return promptly or store, and Lessee shall assemble and return promptly or store, all or such part of the Aircraft as Lessor may so demand, to Lessor or its older in the manner and condition required by, and otherwise in accordance with all the provisions of SECTION 19, or Lessor, at its option, may enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and remove the same together with any engine or propeller which is not an Engine or Propeller but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party with respect to such engine or propeller, by summary proceedings, by self-help, or otherwise.

                 The return and storage of the Aircraft as hereinbefore and hereinafter provided are of the essence of this Lease, and upon application to any court of equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee so as to return and store the Aircraft as provided in this
SECTION 18.2.1 and in SECTION 19.

                 18.2.2 Proceed by appropriate court action, or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof, and it is expressly agreed that the right to resort to any such court action is a remedy given to Lessor in addition to, and not in lieu of, any other remedies given to Lessor under this Lease other than those provided for in SECTION 18.2.5;

                 18.2.3 Give notice to Lessee specifying the occurrence giving rise to such Event of Default, and stating that this Lease shall expire and terminate on the dates specified in such notice, and on the date so specified (if any such Event of Default shall be continuing), subject to the provisions hereof relating to the survival of Lessee's obligation, this Lease shall expire and terminate (hereinafter such expiration and termination sometimes being referred to as "premature termination") and all rights of Lessee under this Lease shall absolutely cease and terminate but Lessee shall return the Aircraft in accordance with SECTION 18.2.1 above, PROVIDED, HOWEVER, in the event Lessee fails to promptly return the Aircraft, Lessor may take or cause to be taken by its agent or agents immediate possession of the Aircraft without any liability to Lessor to return any Rent theretofore paid hereunder and free and clear of any claims of Lessee whatsoever, and may remove the same from the possession and use of the Lessee, and for such purpose may enter onto Lessee's premises where the Aircraft may be located and may use and employ in connection with such removal any supplies, services, means or other facilities of Lessee with or without process of law, and Lessee hereby expressly agrees and consents to the foregoing;

                 18.2.4 With or without taking possession thereof sell, at one or more public or private sales, at such times and places, to such persons (including Lessor) and without notice, or otherwise dispose of, use, operate, Lease or hold, all or any part of the Aircraft as Lessor may decide, free and clear of any rights of Lessee, and without any duty to account to Lessee with respect to such action for any proceeds thereof (except to the extent required by the provisions of SECTION 18.2.5 below) and to hold the Lessee liable for any installment of Rent due on or before the date of such sale to the extent such Rent covers the period up to the date of such sale, or hold, use, operate, Lease to others or keep idle all or any part of the Aircraft as Lessor may determine, in each case free and clear or any rights of Lessee except as hereinafter set forth in this SECTION 18 and without any duty to account to Lessee with respect to such action or inaction;

                 18.2.5 In order to preserve for Lessor the benefits intended by the transactions contemplated by the Lease and the Lessee Documents, recover from Lessee as liquidated damages for loss of bargain and not as a penalty, which Lessor shall be deemed to have sustained by reason of Lessee's breach of this Lease or any other Lessee Document, and to that end, Lessor, at its option without prejudice to any other remedies to which it may be entitled, may exercise any of the following remedies under either clause (i), (ii) or (iii) below, but not under more than one of such clauses:

                    (i) Whether or not Lessor has exercised, or at any time exercises, any of its rights under SECTIONS 18.2.1 OR 18.2.4 above with respect to all or any part of the Aircraft, Lessor, by written notice to Lessee specifying a payment date, which shall be a Base Rent Payment Date not earlier than ten (10) days from the date of such notice, in order to preserve for Lessor the benefits intended by the transactions contemplated by the Lease and the Lessee Documents, shall demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of bargain and not as a penalty (in lieu only of Base Rent for the Aircraft due after the payment date specified in such notice), any unpaid Rent for the Aircraft due on or prior to the payment date specified in such notice, plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, at the Overdue Rate on the amount of any such unpaid Rent and on such specified amount from the respective due dates to and including the actual date of payment): (A) an amount equal to the excess, if any, of (1) the Stipulated Loss Value for the Aircraft or part thereof, computed as of the payment date specified in such notice, plus the unpaid accrued Base Rent as of such Base Rent Payment Date, over (2) the aggregate Fair Market Rental Value of the Aircraft, or part thereof fox the remainder of its economic useful life after such specified payment date, after discounting such aggregate Fair Market Rental Value quarterly to present worth as of such specified payment date at a rate of six (6%) per annum; or (B) an amount equal to the excess, if any, of (1) the sum of the Stipulated Loss Value for the Aircraft or part thereof plus to the extent not otherwise payable under this clause (i) the unpaid accrued Base Rent as of such Base Rent Payment Date, over (2) the Fair Market Sale Value of the Aircraft or part thereof as of the payment dated specified in such notice;

                    (ii) If Lessor, pursuant to SECTION 18.2.4 above, sells all or any part of the Aircraft, Lessor may, if it so elects, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of bargain and not as a penalty (in lieu only of Base Rent for the Aircraft due after the date on which such sale occurs), any unpaid Rent for the Aircraft due on or prior to the date on which such sale occurs plus the amount of any excess of (A) the Stipulated Loss Value of the Aircraft or part thereof, computed as of the Base Rent Payment Date immediately preceding the date on which such sale occurs, or the first Base Rent Payment Date in the event of a sale prior thereto, plus the unpaid accrued Base Rent as of such Base Rent Payment Date, plus interest thereon at the Overdue Rate from such Base Rent Payment Date to the date of such sale over (B) the net proceeds of such sale. Lessee shall also pay to Lessor interest at the Overdue Rate on the amount of any such deficiency from the respective due date to and including the date of actual payment;

                    (iii) By notice to Lessee, Lessor may, in lieu of exercising its rights under SECTION 18.2.4 above, demand that Lessee pay on demand to Lessor, and Lessee hereby agrees that it will so pay to Lessor, as liquidated damages for loss of bargain and not as a penalty (in lieu only of Base Rent for the Aircraft due or accrued after the payment date specified in such notice), any unpaid Rent for the Aircraft due or accrued on or prior to the payment date specified in such notice plus an amount equal to Stipulated Loss Value for the Aircraft computed as of the immediately preceding Base Rent Payment Date;

and upon such payment of liquidated damages and the payment of all other Rent then due hereunder, Lessor shall, or shall cause the appropriate party to, convey forthwith to Lessee by bill of sale all of its right, title and interest in and to the Aircraft on an "AS-IS", "WHERE-IS" basis and without recourse or warranty, except that the Aircraft shall be free and clear of Lessor Liens, including the Lien of the Loan Agreement, and with no obligation to deliver possession if the Aircraft has not been returned to Lessor in accordance with
SECTION 18.2.1 above.

                    18.2.6 OTHER REMEDIES. In lieu of or in addition to (to the extent not inconsistent with) any of the foregoing remedies, Lessor may (i) terminate this Lease as to the Aircraft, (ii) proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof as provided in SECTION 18.2.2, and (iii) exercise any other right or remedy which may be available to it under Applicable Law.

                    18.2.7 CONCERNING REMEDIES. In addition to the other obligations of Lessee under this SECTION 18, Lessee shall be liable, except as otherwise provided 1n this SECTION 18, and to the extent not paid pursuant to the other provisions of this SECTION 18, for any and all unpaid Rent due hereunder, after or during the exercise of any of the foregoing remedies, for any and all Supplemental Rent due hereunder, and for all legal fees (including the allocated time charges of internal counsel) and other reasonable costs and expenses incurred by reason of the occurrence of any Event of Default, or the exercise of Lessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with repossession, transportation, storage, maintenance and insurance of the Aircraft and in placing the Aircraft in the condition and airworthiness required by SECTION 19. At any sale of the Aircraft or any part thereof pursuant to this SECTION 18, Lessor may bid cash for the purchase of such property. Except as otherwise expressly provided above, no remedy referred to in this SECTION 18 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity, and the exercise or beginning of exercise of any one or more of such remedies shall not be deemed an election of such remedies and shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies.

                    18.2.8 WAIVERS. TO THE FULL EXTENT THAT LESSEE AND LESSOR MAY LAWFULLY AGREE, LESSEE AND LESSOR HEREBY WAIVE THE BENEFIT OF ANY PROVISION OF LAW NOW OR HEREAFTER IN EFFECT WHICH RENDERS ANY PROVISION HEREOF PROHIBITED OR UNENFORCEABLE IN ANY RESPECT. NO EXPRESS OR IMPLIED WAIVER BY LESSOR OR LESSEE OF ANY EVENT OF DEFAULT SHALL IN ANY WAY BE, OR BE CONSTRUED TO BE, A WAIVER OF ANY FUTURE OR SUBSEQUENT EVENT OF DEFAULT.

               18.3 Whenever a determination of Fair Market Sale Value or
Fair Market Rental Value is required by any provision of this Lease, Lessor shall appoint a recognized independent aircraft appraiser selected by Lessor to determine the Fair Market Sale Value or Fair Market Rental Value of the Aircraft and shall advise Lessee of such appointment in its notice that Lessor has exercised its rights and remedies in accordance with this Lease. Within fifteen
(15) days after receipt of such written notice from Lessor, Lessee shall deliver to Lessor a written notice appointing a recognized independent aircraft appraiser selected by Lessee to determine the Fair Market Sale Value or Fair Market Rental Value of the Aircraft. If Lessee fails or refuses to appoint, for any reason whatsoever, an appraiser to determine the Fair Market Sale Value or Fair Market Rental Value of the Aircraft within fifteen (15) days after receipt of written notice from Lessor advising Lessee of the appointment of an appraiser by Lessor, the decision of the appraiser appointed by Lessor as to the Fair Market Sale Value or Fair Market Rental Value of the Aircraft shall in all cases be binding and conclusive on Lessor and Lessee. The appraisers appointed by Lessor and Lessee pursuant to this SECTION 18.3 shall meet promptly to determine the Fair Market Sale Value or Fair Market Rental Value of the Aircraft. If within fifteen (15) days after Lessee selects its appraiser the two appraisers selected by Lessor and Lessee, respectively, are unable to agree on the Fair Market Sale Value or Fair Market Rental Value of the Aircraft, a third recognized independent aircraft appraiser shall be chosen within fifteen (15) days thereafter by the mutual agreement of such first two appraisers, or if such first two appraisers fail to agree on the appointment of a third appraiser within such fifteen (15) day period, such appointment shall be made by the American Arbitration Association (or any organization which is successor thereto). The decision of the appraisers so appointed and chosen shall be given within fifteen (15) days after the selection of such third appraiser. Any decision in which any two appraisers so appointed and acting hereunder concur shall in all cases be binding and conclusive on Lessor and Lessee and, in the event that there are three appraisers and no two of such appraisers shall be able to concur in the decision, then the simple arithmetic average of the appraisals arrived at by the three (3) appraisers shall in all cases be binding and conclusive on Lessor and Lessee. Lessee shall pay the fees and expenses of appraisal. The Fair Market Sale Value or Fair Market Rental Value of the Aircraft shall be determined by the appraisers as of the date of premature termination on the assumption (i) that the Aircraft will, on such date, be equipped with the Airframe, the Engines and the Propellers, and that the Airframe, the Engines and the Propellers will otherwise be in such condition as would be required by this Lease and (ii) if the time remaining on the Airframe, the Engines, the Propellers, the components and/or the Parts on the day of premature termination is less than the time required to be remaining thereon in accordance with the provisions of SECTION 19 hereof and/or the Airframe, the Engines, the Propellers, and/or the Parts thereof otherwise do not meet the standards contemplated and required under
SECTION 19 hereof or if the condition of the Aircraft does not fully comply with the requirements of this Lease, that the Aircraft will fully comply with the requirements of this Lease.

               18.4 Lessor may, at its election, waive any Event of Default, and its consequences, and rescind and annul any such notice of termination by notice to Lessee in writing to that effect within sixty (60) days after delivery of any such notice of termination, and thereupon the respective rights of the parties shall be as they would have been if no Event of Default had occurred and no such notice had been given. Notwithstanding the provisions of this SECTION 18.4, it is expressly understood and agreed by Lessee that no express or implied waiver, recision or annulment by Lessor shall in any way be, or be construed to be, a waiver of any other past, future or subsequent Event of Default, nor shall any such express or implied waiver, recision, or annulment by Lessor extend to or affect any other or subsequent default or impair any rights or remedies consequent thereto.

               l8.5 Each and every power and remedy herein specifically given to Lessor shall be in addition to every other power and remedy specifically so given or now or hereafter existing at law or in equity, and each and every power and remedy may be exercised from time to time or simultaneously as often as and in such order as may be deemed expedient by Lessor. Lessor's acceptance of any payment, whether partial or otherwise, after it shall become due hereunder shall not be deemed to alter, affect or waive the obligations of Lessee or Lessor's rights hereunder. All powers and remedies shall be cumulative and the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of Lessor in the exercise of any right or remedy hereunder shall impair any power or remedy or shall be construed to be a waiver of any Default or acquiescence therein. If any Event of Default shall occur, Lessor shall be entitled to recover reasonable costs and expenses, including, without limitation, attorneys fees, as are incurred by Lessor in the enforcement of any right or privilege hereunder, plus interest thereon at the Overdue Rate from the date such costs and expenses were expended or incurred by Lessor until paid by Lessee.

               18.6 To the fullest extent Lessee may lawfully agree, Lessee hereby agrees in accordance with Section 1110 of the Bankruptcy Code as amended from time to time (or any successor or superseding statute as amended) that legal title to, and ownership by Lessor of, the Aircraft and each Engine and Propeller, and any right of Lessor or any party designated by Lessor under the Lease, to take possession of the Aircraft, the Engines and Propellers in compliance with the provision of this Lease or the Lease shall not be affected by and Lessee waives any rights under Sections 362 or 363 of the Bankruptcy Code or any other analogous provisions of any succeeding or superseding statute, as amended from time to time, or any similar provision, insolvency, reorganization or similar law affecting the rights of creditors generally which are inconsistent with Section 1110 of the Bankruptcy Code. Lessee further agrees that Lessor and each assignee of Lessor shall have the rights and benefits given to a lessor and/or a secured party under Section 1110 of the Bankruptcy Code.

Section 19. RETURN OF AIRCRAFT AND RECORDS.

               19.1 RETURN OF AIRCRAFT. Upon the expiration or earlier cancellation or termination of the Term of this Lease, (other than as a result of an Event of Loss), or of any storage period provided for herein, Lessee shall return the Aircraft to Lessor, free and clear of all Liens except Lessor Liens and any other Liens created in accordance with the Operative Documents, and Liens not created, incurred, assumed or existing through any action or inaction by Lessee, in the same operating order, repair and condition, ordinary wear and tear excepted, and appearance as when received. Lessee shall pay for any repairs and refurbishing necessary to restore the Aircraft to such condition, ordinary wear and tear excepted. At the expiration of the Term of this Lease or upon the earlier cancellation or termination of this Lease pursuant to the terms hereof, Lessee, at its own risk and expense, shall return the Aircraft by delivering the same to Lessor at any airport designated by Lessor within the continental confines of the United States that is situated within five hundred (500) miles of any airport on Lessee's route system. The Aircraft shall, at that time, satisfy all the following conditions:

      (a) CERTIFICATION. The Aircraft shall have a valid Airworthiness Certificate and shall have been continuously and currently maintained in compliance with the requirements of the Airframe, Engine and Propeller manufacturers' approved maintenance programs or Lessee's Maintenance Program for Airframe, Engines and Parts.

      (b) OVERHAUL AND REPAIR. With respect to repairs and overhaul of the Airframe and all Engines, Propellers and Parts (whether performed as required hereunder or otherwise), such repairs and overhaul shall be documented to have been repaired or overhauled by certified FAA repair stations or by those approved by the FAA through reciprocal agreements and such overhaul and repair shall also be consistent with the respective manufacturer's instructions for such Engines, Propellers and Parts, and in the case of the Airframe, in accordance with the latest Saab MRB Manual.

      All overhaul and repair procedures shall be further verified to meet all FAA requirements for quality and documentation necessary to enable immediate transferal to operation within the continental limits of the United States under FAR Part 135.

      (c) REPAIRS. Lessee shall ensure that all major repairs performed since the Delivery Date and which still are in existence on the Aircraft are in conformity with the manufacturer's Structural Repair Manual ("SRM") and have or are immediately eligible to receive FAA approval, if so required by Lessor. All such repairs shall be accompanied by all data and documentation necessary to substantiate their certification and approval by the FAA, as required by Lessor.

      (d) MODIFICATIONS. A11 modifications performed since the Delivery Date which deviate from the certified configuration and which are still in existence on the Aircraft shall have approval or certification by the FAA or Person(s) authorized by the FAA to grant such approval or certification or be removed by Lessee unless otherwise deemed acceptable in writing by Lessor in its sole discretion. All such modifications shall be accompanied by complete data and documentation necessary to substantiate their certification and approval by the FAA or Person(s) authorized by the FAA to grant such approval or certification.

      (e) AIRWORTHINESS DIRECTIVES. All FAA Airworthiness Directives and amendments or changes to the FARs applicable to the Aircraft, Engines, Propellers or Parts shall have been accomplished in compliance with the issuing agency's specific instructions of the FAA or Person(s) authorized by the FAA to grant such approval or certification. Airworthiness Directives which allow temporary compliance by inspection, but have a mandatory terminating compliance within six (6) months following return (except that in the case of a cancellation or early termination of the Lease, such period shall instead be twelve (12) months) shall have such terminating compliance complete.

      (f) RECORDS. All records necessary and required by the FAA to certify and place the Aircraft on an FAA-approved maintenance program shall be delivered with the Aircraft. If hard, non-computerized, copies of maintenance records are not available, then Lessee shall take action with pertinent regulatory agencies to ensure that Lessor and the FAA are provided with all requested guarantees of methods of compliance, component overhaul and management, scheduling, quality control, serial number verification, etc. These records shall be all inclusive to the Airframe, Engine, Propellers and Parts.

      All Parts identified with safe life limits shall be identified with their service histories, accumulated cycles or flight hours as applicable and remaining service lives on a separate listing.

      All components and assemblies which are identified on the maintenance records by part numbers and serial numbers other than the manufacturers' shall be provided with interchange or cross reference listing necessary to establish complete traceability.

      All documentation, flight, and maintenance records as specified by FARs 91.173, 91.174, and each paragraph of 121.380 which normally accompany the transferal of an aircraft which has been operating in regulated commercial air service, shall be delivered to Lessor with the Aircraft.

      In the event of missing, incomplete, or unacceptable records, Lessee shall re-accomplish the tasks necessary to produce such records in accordance with its approved maintenance programs prior to delivery of the Aircraft.

      All documentation and records shall be made available to Lessor for review at a central location a minimum of thirty (30) Business Days prior to the required date of Aircraft delivery to Lessor.

      (g) SCHEDULED MAINTENANCE - AIRFRAME. Lessee will be responsible for ensuring that the Aircraft meets the following conditions to facilitate transference of the Airworthiness Certificate and establish a maintenance halftime Aircraft:

   C Check: A full C Check shall have been performed on the Aircraft in compliance with Lessee's Maintenance Program immediately prior to delivery, or the Aircraft shall not have been used since the completion of such C Check prior to delivery.

   Structure Program The Aircraft shall have either (1) more than one-half
                     (1/2) time remaining until the next scheduled structural program inspection, (2) at least two thousand four hundred (2,400) hours remaining until the next scheduled structural program inspection or (3) at least three thousand (3,000) cycles remaining until the next scheduled structural program inspection. In the event that this check is performed in phases in conjunction with the C Check, the current phase shall be performed with the required return condition C Check.

   Airworthiness     All airworthiness limitations checks shall
   Limitations:      be  current

      In the event that scheduled intervals change during the term of the Lease, Lessee shall insure that all major checks under Lessee's Maintenance Program, structural inspection program, heavy maintenance visit, or other designators are (a) performed in accordance with the Saab MRB Manual, (b) are current at the time of return to Lessor and (c) shall either (1) be in at least one-half (1/2) time condition, (2) have at least two thousand four hundred (2,400) hours remaining or (3) have at least three thousand (3,000) cycles remaining.

      (h) SCHEDULED MAINTENANCE - ENGINES. Upon return of the Aircraft, each of the Engines attached to the Aircraft shall either be (a) current under a valid ECMP program, in which case each of such Engines shall be eligible for a successor ECMP program between General Electric Company and Lessor or a new lessee without any penalties or costs to Lessor, and Lessee shall use its best efforts to have Lessee's ECMP program assigned to Lessor or a new lessee without any penalties or costs to Lessor or (b) current under any alternative engine care and maintenance program that Lessee has established after review and approval by Lessor, in which case each of such Engines shall be eligible to continue under such program or an ECMP program without any penalties or costs to Lessor or a new lessee.

      (i) SCHEDULED MAINTENANCE - PROPELLERS, PARTS, COMPONENTS AND ASSEMBLIES. All Propellers, Parts, components and assemblies that are subject to regulated life limits shall either (1) be in at least one-half (1/2) time condition, (2) have at least two thousand four hundred (2,400) hours remaining or (3) have at least three thousand (3,000) cycles remaining.

      (j) SCHEDULED MAINTENANCE - OTHER CHECKS. Any scheduled maintenance or inspections, in addition to those specified in SECTION 19.1(g). 19.1(h) AND 19.1(i).(e.g., unequally loaded phase checks, airworthiness limitations, corrosion control program, etc.) shall either (1) be in at least one-half (1/2) time condition, (2) have at least two thousand four hundred (2,400) hours remaining or (3) have at least three thousand (3,000) cycles remaining.

      (k) DEFERRED MAINTENANCE. There shall be no open, outstanding, or deferred maintenance items, scheduled or unscheduled, against the Aircraft including those identified in predelivery inspections ox test flights.

      (1) CORROSION. Lessee shall maintain corrosion control through its Maintenance Program. There shall, to Lessee's knowledge, be no untreated corrosion remaining on the Aircraft.

      (m) PRE-RETURN INSPECTIONS. Lessor shall be permitted to perform a minimum of two physical inspections of the Aircraft including its records exclusive of test flights'. One inspection will be performed immediately prior to return. The aircraft interior, exterior, wheel wells and wing spar areas shall be thoroughly cleaned to normal airline maintenance standards prior to the inspection. The inspection shall include, but not be limited to, ground evaluation and system functional tests including engine runs if deemed necessary by Lessor. In addition, one inspection shall be permitted during the maintenance check which precedes return. Lessor shall have the right to have up to two (2) people be present during the entire maintenance check.

      (n) ACCEPTANCE FLIGHT. Lessee shall provide for a minimum of one acceptance flight for a total duration not to exceed two (2) hours to demonstrate the airworthiness of the Aircraft and the proper functioning of all systems and components.

      (o) AIRCRAFT PHYSICAL CONDITION. The Aircraft shall be complete and function and perform in accordance with the manufacturers' specifications. Discrepancies noted during the pre-return inspections and acceptance flights shall be corrected in accordance with the manufacturers' manuals.

      (p) GENERAL APPEARANCE. The Aircraft shall be clean, cosmetically acceptable, interior complete and prepared to place into U.S. scheduled revenue airline operations at a standard equal to or above U.S. standards.

     19.2 EQUIVALENCY AMOUNT. For any variance from the conditions set forth in SECTIONS 19.1(g), 19.1(h), 19.1(i) AND 19.1(j) above, Lessee shall pay Lessor or Lessor shall pay Lessee (as appropriate) an amount for such variance equal to the following formula: actual time (or number of cycles) for the item minus the minimum time (or number of cycles) for the item times the repair/overhaul cost per hour or cycle shall equal the "Equivalency Amount". For purposes of calculating the Equivalency Amount, a third party mutually acceptable to lessor and lessee shall determine the cost as described in the preceding sentence. If the Equivalency Amount is a positive sum then Lessee shall pay Lessor the Equivalency Amount and if the Equivalency Amount is a negative sum then lessor shall pay Lessee the Equivalency Amount.

     19.3 MANUALS. Upon the return of the Aircraft in accordance with this
SECTION 19, Lessee shall deliver to lessor all logs, aircraft flight manuals, certificates and data, and inspection, modification and overhaul records required to be maintained with respect to the Aircraft under applicable rules and regulations of the FAA. All such records shall be made available to Lessor for review a minimum of thirty (30) days prior to the agreed date of return. In the event logs are missing or incomplete. Lessor shall have the right to cause the logs to be reconstructed or replaced at the expense of Lessee.

     19.4 MAINTENANCE AT LESSOR'S REQUEST. Upon receipt of written notice from Lessor not less than sixty (60)(nor more than one hundred twenty (120)) days prior to any expiration or termination of this Lease, Lessee agrees to perform maintenance to the Airframe and/or the Engines and/or the Propellers. Such maintenance shall be done in the same manner and with the same care as used by Lessee with similar airframes, engines and propellers of its own and shall be completed as promptly as possible after any such termination of this Lease as to such Airframe, Engines or Propellers, and Lessor shall reimburse Lessee in an amount equal to (1) the lesser of (x) the sum of Lessee's direct costs for materials plus Lessee's direct labor costs incurred in connection with such maintenance or (y) Lessee's standard contract rates for work for third parties, if any, therefor or (2) if such maintenance is performed by someone other than Lessee, the actual amount paid therefor by Lessee.

     19.5 ENGINES. In the event any engine not owned by Lessor shall be returned with the Airframe, such engine shall be of the same or improved model as the Engines and suitable for installation and use on the Airframe and shall have a value and utility at least equal to, and be in as good an operating condition as, such Engines, assuming such Engines were in the condition and repair as required by the terms hereof immediately prior to such termination, and Lessee will, at its own expense and concurrently with such return, furnish Lessor with a bill of sale, in form and substance satisfactory to Lessor, with respect to each such engine together with evidence of Lessee's title to such engine (including, if requested, an opinion of Lessee's counsel) and shall take such other action as Lessor may reasonably request in order that such engine shall be duly and properly titled in the name of Lessor, and upon passage of title to such engine to the Lessor, such engine shall be deemed to be an Engine for all purposes of this Lease. Upon full compliance with the terms of this Section, the Lessor will transfer to Lessee Lessor's interest in any Engine replaced by an engine pursuant to the preceding sentence without any representation, warranty or recourse of any kind whatsoever, express or implied.

     19.6 PROPELLERS In the event any propeller not owned by the Lessor shall be returned with the Airframe, such propeller shall be of the same or improved model as the Propellers and suitable for installation and use on the Airframe and shall have a value and utility at least equal to, and be in as good an operating condition as, such Propellers, assuming such Propellers were in the condition and repair as required by the terms hereof immediately prior to such termination, and Lessee will, at its own expense and concurrently with such return, furnish Lessor with a bill of sale, in form and substance satisfactory to Lessor, with respect to each such propeller together with evidence of Lessee's title to such propeller (including, if requested, an opinion of Lessee's counsel) and shall take such other action as Lessor may reasonably request in order that such propeller shall be duly and properly titled in the name of Lessor, and upon passage of title to such propeller to the Lessor, such propeller shall be deemed to be a Propeller for all purposes of this Lease. Upon full compliance with the terms of this Section, the Lessor will transfer to Lessee Lessor's interest in any Propeller replaced by a propeller pursuant to the preceding sentence without any representation, warranty or recours of any kind whatsoever, express or implied.

     19.7 STORAGE. Upon any expiration or termination of this Lease at the written request of Lessor, Lessee will arrange, or will cause to be arranged, storage facilities for the Aircraft at

Lessee's facilities for a period not exceeding thirty (30) days without charge to Lessor and up to ninety (90) days, provided that Lessor pays for the additional sixty (60) days. Lessee will maintain in effect during such storage periods insurance covering the Aircraft pursuant to Section 13.2 to the extent such insurance is available at reasonable commercial rates and in such amounts and against such risks as would be customarily carried in similar circumstances by a reasonably prudent lessor, with such insurance being paid for by Lessor and any deductible being absorbed by Lessor in the event of a loss.

     19.8 SPECIAL MARKINGS. Upon the termination or expiration of this Lease, Lessee shall, at its cost, remove from the exterior of the Aircraft all insignia and other distinctive markings. This provision shall not require Lessee to strip the paint off the Aircraft or require Lessee to repaint the Aircraft.

     19.9 RINK OF LOSS, ETC. Upon return to Lessor of the Aircraft in accordance with this SECTION 19 and the other provisions of this Lease, the Lease will terminate and the risk of loss of such Aircraft shall pass to Lessor. Notwithstanding the foregoing, Lessee shall pay to Lessor or reimburse Lessor for the cost to Lessor of insuring the Aircraft during any period of repair or overhaul subsequent to the termination of the Lease that is necessary to put the Aircraft in the condition required hereby. If any required work, repairs or services should delay the return of the Aircraft to Lessor beyond the scheduled expiration or earlier termination of the Term hereof, or prevents the use of the Aircraft thereafter, Lessee shall continue to pay Base Rent on a per diem basis and all other Rent, bear the risk of loss under SECTION 12, maintain the insurance required by SECTION 13, and provide the indemnities required under Sections 14 and 15; in the same manner as if there had been no expiration or termination of this Lease and otherwise exercise the care required hereunder with respect to the Aircraft until such required work, repair or servicing has been completed and, in the case of delay in return, the Aircraft is returned to Lessor as provided herein. Lessee's possession of the Aircraft during such period shall be solely as a bailee four hire for Lessor and not as Lessee hereunder. During such period, Stipulated Loss Value shall be an amount equal to Stipulated Loss Value on the last day of the Term.

     19.10 INSTRUMENTS OF RELEASE. Lessee shall execute and deliver to Lessor such instruments of release and termination of this Lease as to the Aircraft, in form suitable for recording at the FAA Aircraft Registry and other public offices, as Lessor may reasonably request, to make clear upon public records that the Aircraft is free and clear of all rights of Lessor and Lessee to the Aircraft under this Lease.

Section 20. ASSIGNMENT- SUBLEASE.

     20.1 Except as otherwise provided herein, Lessee will not and shall have no power to, without the prior written consent of Lessor, assign any of its rights or obligations hereunder. The terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns.

     20.2 (a) Lessee will not, without the prior written consent of Lessor, except as otherwise provided in this Lease, sublease or otherwise in any manner deliver, transfer or voluntarily relinquish possession, or enter into any contract or arrangement obligating it to deliver, transfer or relinquish possession of the Airframe or any Engine or Propeller, or install any Engine or Propeller or permit any Engine or Propeller to be installed, on any airframe other than the Airframe, or create a Lien not permitted under the terms hereof.

          (b) Notwithstanding anything to the contrary contained in this Lease, Lessee may merge or consolidate with any Affiliate of Lessee or sell, lease, or otherwise dispose of all or substantially all of its assets to any Affiliate of Lessee, PROVIDED (A) that the rights and powers of Lessor shall not be adversely affected by such merger, consolidation, sale, lease, or other disposition and that immediately after any such transaction no Event of Default shall have occurred and be continuing, and, (B) that any Affiliate of Lessee which is to be the surviving or acquiring corporation in such transaction (i) shall be a corporation duly organized and validly existing under the laws of the United States of America or a state thereof, or the District of Columbia, and a "citizen of the United States of America" as defined in Section 40102 (a)(15) of the Transportation Code', (ii) shall (unless Lessee is the surviving corporation), by agreement in writing which shall be in form and substance reasonably satisfactory to Lessor, expressly assume the due and punctual payment of the Rent and other sums due and to become due under this Lease, and the due and punctual performance and observance of all the covenants and provisions of this Lease and each other Operative Document to which Lessee is a party, (iii) shall not have a net worth subsequent to such action materially less than that of Lessee prior to such action (taking into account any corporations whose net worth is consolidated with such surviving corporation) and (C) that such transaction shall not result in a material adverse effect with respect to the assets, liabilities or operations of Lessee as consolidated in such survivor corporation.

     20.3 Lessor covenants that, to the extent that any Lessor Liens exist or interfere with Lessees peaceful and quiet enjoyment and use of the Aircraft, Lessor will use all reasonable efforts to seek removal or discharge of such Liens.

Section 21. NOTICES.

          All notices required under the terms and provisions hereof shall be in writing, shall be effective on the earlier of the date such notice is actually received or five (5) days after mailing by Certified Mail - Return Receipt Requested confirmed on the date of mailing, shall be given by hand delivery, by overnight delivery service (with such delivery service's delivery records constituting proof of delivery), by telex or telecopy (with the answerback constituting proof of receipt), or by any other electronic transmission which produces a written record showing receipt by the addressee, and shall be addressed as provided below or to such other address as any such party shall designate by notice to each other such party as provided below:

     (a)  If to Lessor:

          Lambert Leasing, Inc.
          21300 Ridgetop Circle
          Sterling, Virginia 20166
          Attention: Treasurer

          Telecopy: (703) 406-7309

     (b)  If to Lessee:

          Chautauqua Airlines, Inc.
          2500 South High School Road
          Indianapolis, Indiana 46251
          Attention: President

          Telecopy: (317) 484-6040

     with a copy to:

          Glenn W. Sturm, Esq.
          Nelson, Mullins, Riley and Scarborough
          400 Colony Square, Suite
          2200 1201 Peachtree Street
          Atlanta, Georgia 30361

          Telecopy: (404) 817-6050

Section 22. SURVIVAL OF COVENANTS: SEVERABILITY.

          Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without affecting or invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If one or more Sections or clauses contained in this Lease or in any supplement or any part hereof or thereof is held by any court of law to be invalid, this Lease and all supplements thereto shall be construed as if such invalid clause or clauses or Section or Sections or part or parts thereof had not been contained herein or therein. To the extent permitted by Applicable Law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

          Any other provisions contained in this Lease to the contrary notwithstanding, it is hereby agreed that the provisions of SECTIONS 14. 15 AND 19.hereof shall survive the termination of this Lease to the extent required thereby for their full and complete performance.

Section 23. ENTIRE AGREEMENT, TITLES.

          This Lease, including all appendices, annexes, exhibits, schedules, Lease Supplement No. 1, and the other Sublessee Documents, constitute the entire agreement between the parties. No term or provision of this Lease may be changed, waived, discharged, amended or terminated except by a written agreement signed by both parties hereto. The titles of the Sections and other headings in this Lease, and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all reference herein to numbered sections unless otherwise indicated are to Sections of this Lease.

Section 24. NOTICES OF EVENTS.

          Lessee shall promptly notify Lessor at the address shown in
SECTION 21, in writing of any: (1) material accident connected with the use, operation or malfunction of the Aircraft, including in such report the time, place and nature of the accident, the damage caused to property, the names and addresses of persons injured and of witnesses, and such other information as may be pertinent to any such party's investigation of such accident, (2) Default or Event of Default, (3) attachment, tax Lien, other Lien or other judicial process other than Permitted Liens, that has attached to the knowledge of Lessee to the Aircraft or any part thereof, or (4) its intention to operate the Aircraft in any other country other than the United States and Canada.

Section 25. EXECUTION AND COUNTERPARTS.

     This Lease and Supplements hereto may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterparts, shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Lease or Supplement hereto. To the extent, if any, the counterpart of this Lease or Supplement hereto containing the receipt therefor executed by Agent on the signature page hereof constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no other counterpart of this Lease or any Supplement hereto constitutes chattel paper (as so defined), and no security interest in this Lease or any Supplement hereto may be created by transfer or possession of any counterpart hereof.

Section 26. CONFIDENTIALITY.

     Lessor and Lessee agree that all negotiations, discussions, correspondence, memoranda and other documents related to this Lease which are not required to be filed publicly pursuant to this Lease or by any Applicable Law shall remain and are intended to be confidential, and each of Lessor and Lessee agrees not to disclose such information to any Person except to Affiliates and their respective directors, officers; employees and representatives or advisors (including their attorneys and accountants and the Vice President-USAir Express Division of USAir Group, Inc.) who have a need to know in the general conduct of Lessor's or Lessee's or such Affiliates's business and agree to keep such information confidential, and except when advisable or required by any rule, regulation or order of any Governmental Body or any filing requirements relating thereto, or as compelled by any litigation or investigation or as required to enforce the terms of this Agreement or as may be required by Lessee in connection with any corporate transaction contemplated by Lessee or an Affiliate.

Section 27. COVENANT OF QUIET ENJOYMENT.

     Lessor covenants and agrees with Lessee that so long as no Default or Event of Default has occurred and is continuing hereunder, Lessee may possess and use the Aircraft in accordance with the terms and conditions of this Lease without disturbance or hindrance of its peaceful and quiet enjoyment during the Term of this Lease.

Section 28. GOVERNING LAW: SUBMISSION TO JURISDICTION.

     This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a Lessee only. This Lease is being delivered in Virginia and shall in all respects be governed by, and construed in accordance with, the internal laws of the Commonwealth of Virginia, including all matters of construction, validity and performance in accordance with Section 44108 (C) of the Transportation Code. If Lessor or any other Person commences a suit in any other jurisdiction, the parties agree that this Lease shall be construed in accordance with the internal laws of Virginia without reference to such other jurisdiction's choice of law doctrines, including its conflict of laws.

     LESSEE (A) HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT IN THE COMMONWEALTH OF VIRGINIA IN EACH CASE FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS LEASE, THE LESSEE DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF, AND (B) TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS INCONVENIENT OR OTHERWISE IMPROPER, OR THAT ANY OF THE ABOVE-MENTIONED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS. FINAL JUDGMENT AGAINST LESSEE IN ANY SUCH SUIT AFTER ALL APPEALS BY LESSEE HAVE BEEN EXHAUSTED SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF LESSEE THEREIN DESCRIBED.

                                     ANNEX I
                                       TO
                                 LEASE AGREEMENT

                                   DEFINITIONS

     The following terms shall have the following meanings for all purposes of the Lease Agreement unless otherwise defined or the context thereof shall otherwise require. In the case of any conflict between the provisions of these definitions and the provisions of the main body of such document, the provisions of the main body of such document shall control the construction of such document.

     Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended and supplemented from time to time, (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties, and
(iii) the definitions apply equally to both the singular and plural forms of the terms defined.

          "ABATEMENT" - when used in relation to Rent, any abatement, reduction, setoff, counterclaim, recoupment, defense or other right of Lessee against Lessor or any other Person for any reason whatsoever.

          "ADDITIONAL INSUREDS" - as defined in Section 13.3 (a) of the Lease.

          "AFFILIATE" - of any Person - any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED that, as long as Lessee is owned by Guarantee Reassurance Corporation, "Affiliate" in respect of Lessee shall mean only Guarantee Reassurance Corporation.

          "AIRCRAFT" - the Airframe delivered and leased under the Lease together with the two (2) Engines and the two (2) Propellers described in the Lease Supplement No. 1 executed and delivered with respect to the Airframe (or any Replacement Engine or Replacement Propeller) whether or not any of such initial or substituted Engines and Propellers may from time to time be installed on the Airframe or may be installed on any other airframe and all logs, manuals and other records relating to such aircraft, and all substitutions, replacements and renewals far any and all thereof.

          "AIRCRAFT BASE" - the Lessee's operational base or the operational base of the Aircraft as specified in Lease Supplement No. 1.

          "AIRFRAME" - (i) the used Saab-Fairchild 340A commercial aircraft, (except Engines or Propellers or engines or propellers from time to time installed thereon), leased under the Lease by Lessor to Lessee pursuant to the Lease, with manufacturer's serial number as set forth in Lease Supplement No. 1,
(ii) any and all Parts so long as the same are incorporated or installed in or attached or belonging to such Airframe, and any and all Parts removed from the Airframe of such Aircraft so long as title thereto and ownership thereof remains vested in Lessor in accordance with the Lease; and (iii) insofar as legal title thereto and ownership thereof is from time to time vested in Lessor, all substitutions, replacements or renewals from time made in or to such Airframe or to any of the items referred to in clauses (i) and (ii) above or to any part thereof as required or permitted under the Lease.

          "AIRWORTHINESS CERTIFICATE" - the Standard Airworthiness Certificate on FAA AC Form 8100-2 issued in respect of the Aircraft by the FAA under the pertinent part of the FAR.

          "APPLICATION LAW" - all applicable laws, rules, regulations, decrees, injunctions, orders or judgments of any Governmental Body, now or hereafter in effect.

          "APPOINTMENT FOR REGISTRATION" - an Application for Aircraft Registration of an Aircraft on FAA AC Form 8050-1, or such other form as may be approved by the FAA on the Delivery Date of the Aircraft (or any relevant earlier date).

          "APPLICATION OF AUTHORIZED REPRESENTATIVE" - the appointment of Authorized Representative by Lessee.

          "AUTHORIZED REPRESENTATIVE" - the Person appointed by the Lessee pursuant the Lease as its agent to accept delivery of the Aircraft.

          "BANKRUPTCY CODE" - the Bankruptcy Reform Act of 1994, as amended.

          "BASE RATE" - the rate of interest published from tame to time in Federal Reserve statistical release H.15(19) "Selected Interest Rates" as the "Bank prime loan" rate. Any change in the Base Rate shall take effect on the day specified in the public announcement of such change.

          "BASE RENT" - the rent payable for the Aircraft pursuant to Section 9 of the Lease in the amount set forth in Lease Supplement No. 1 and the Lease Rent Schedule.

          "BASE RENT PAYMENT DATE" - the same day of each full period as the First Base Rent Payment Date during the Term, as more particularly set forth in
Section 9 of the Lease and Lease Supplement No. 1 and the Lease Rent Schedule.

          "BILLS OF SALE" - the FAA Bill of Sale and the Warranty Bill of Sale for the Aircraft.

          "BUSINESS DAY" - any day (other than a Saturday or Sunday) on which commercial banking institutions in New York, New York, or in any city in any state or country to which Lessee is directed to make any payment under the Lease, are generally open for business.

          "CHANGE IN LAW" - any change in any treaty, convention, law or regulation or in the interpretation thereof by any governmental or regulatory agency charged with the administration or interpretation thereof, or the enactment of any law or regulation.

          "CODE" - the Internal Revenue Code of 1986, as amended, and any successor statute then in effect.

          "COVERED PERSON" - as defined in Section 13.3(b)(7) of the Lease.

          "DEFAULT" - any event or occurrence which with the passing of time or the giving of notice, or both, shall constitute an Event of Default under the Lease.

          "DELIVERY DATE" - the date of Lease Supplement No. 1 describing the Aircraft, which date shall be the date the Aircraft is delivered to, and accepted by Lessee pursuant to the Lease as such date is set forth in the Lease Supplement No. 1.

          "DEPARTMENT OF TRANSPORTATION" AND "DOT" - the United States Department of Transportation or any successor thereto.

          "DOLLARS" and "$" - immediately available and freely transferable lawful money of the United States of America.

         "DOWTY" - Dowty Rotol Limited, a limited liability company organized under the laws of the United Kingdom.

          "ECMP" - An agreement between General Electric Company and Lessee for the Engine Care Maintenance Plan for Engines, reasonably acceptable to Lessor.

          "ENGINE" - with respect to an Aircraft - (i) each of the two (2) General Electric Model CT7-5A engines installed on the Aircraft on the Delivery Date, listed by manufacturer's serial numbers in Lease Supplement No. 1, whether or not from time to time thereafter installed on the Airframe of the Aircraft or any other airframe; (ii) any Replacement Engine; (iii) any and all Parts incorporated or installed in or attached or belonging thereto and any and all Parts removed therefrom so long as title thereto remains vested in Lessor in accordance with the Lease after removal from such Engine; and (iv) insofar as legal title thereto and ownership thereof is from time to time vested in Lessor, all substitutions, replacements or renewals from time made in or to such Engine or to any of the items referred to in clauses (i), (ii) and (iii) above or to any part thereof as required or permitted under the Lease. Except as otherwise set forth in the Lease, at such time as a Replacement Engine is so substituted, such replaced Engine shall cease to be an Engine under the Lease. The term "Engines" means, if the context so requires, as of any date of determination, all Engines then leased under the Lease.

          "ERISA" - the Employee Retirement Income Security Act of 1974, as amended.

          "EVENT OF DEFAULT" - the term "Event of Default" shall have the meaning specifically set forth in Section 18 of the Lease.

          "EVENT OF LOSS" - as defined in Section 12.2 of the Lease.

          "EXCEPTED PAYMENT" - any payment under insurance maintained by Lessor with respect to the Aircraft and not required by Section 10 of the Lease, or maintained under liability insurance policies to or for the benefit of Lessor on account of any loss suffered by Lessor, and any interest or late charge thereon.

          "EXCEPTED RIGHTS" - The right of Lessor to demand, collect, sue for or otherwise enforce or exercise its rights in respect of Excepted Payments; PROVIDED, that such rights shall not include the exercise of any remedies other than the right to sue for specified performance of any covenant to make an Excepted Payment or to sue for damages or to enforce any judgment in respect of the breach of such covenant.

          "FAA" - the United States Federal Aviation Administration or any successor agency.

          "FAA AIRCRAFT REGISTRY" - the registry maintained pursuant to the Transportation Code for the registration of aircraft and the recordation of instruments affecting interests in, among other things, aircraft and certain engines and propellers.

          "FAA COUNSEL" - Crowe & Dunlevy or any other counsel specializing in FAA filings and recordings, reasonably satisfactory to Lessor.

          "FAIR MARKET RENTAL Value" - as defined in Section 18.3 of the
Lease.

          "FAIR MARKET SALE VALUE" - as defined in Section 18.3 of the Lease.

          "FAR" - the Federal Aviation Regulations promulgated under the Transportation Code and any successor provisions.

          "FEDERAL RESERVE BOARD" - the Board of Governors of the Federal Reserve System of the United States of America or any successor agency or board at the relevant time performing the functions of the Federal Reserve Board.

          "GAAP"- generally accepted accounting principles, in the United States, consistently applied.

          "GE" - General Electric Company, a New York corporation, and its permitted successors and assigns, in its capacity as manufacturer of the Engines.

          "GENEVA CONVENTION" - the Geneva Convention on the International Recognition of Rights in Aircraft, opened for signature in June of 1948.

          "GOVERNMENTAL BODY" - any federal, state, municipal or other governmental division, subdivision, department, commission, board, bureau, court, legislature, agency, instrumentality or authority of any country including, without limitation, the United States of America, domestic or, to the extent binding under federal law on any Person or the Aircraft, international or transnational.

          "IMPOSITION" - as defined in Section 15.1 of the Lease.

          "INDEMNIFIED PERSON"- Lessor, its Affiliates, successors, permitted assigns, officers, directors, employees and agents.

          "INSURANCE ENDORSEMENTS" - the Insurance Endorsements in the form attached as Exhibit B to the Lease to be provided by the Lessee.

          "LAMBERT LEASING, INC." or "LAMBERT" - Lambert Leasing, Inc., a Delaware corporation and its successors and permitted assigns, as Lessor under the Lease.

          "LEASE" - Aircraft Lease Agreement No. 2 dated as of March 15, 1995 between Chautauqua Airlines, Inc., as Lessee, and Lambert Leasing, Inc., as Lessor, to which this Annex I is attached and as amended or supplemented from time to time pursuant to the provisions thereof, including without limitation Lease Supplement No. 1 and any Lease Supplement as may be executed contemporaneously with or subsequent to the date of the Lease.

          "LEASE RENT SCHEDULE" - Lease Rent Schedule No. 1 dated March ___, 1995, entered into between Lessor Leasing, Inc., as Lessor, and Chautauqua Airlines, Inc., as Lessee, setting forth Base Rent axed payment terms, Stipulated Loss Values and other financial information.

          "LEASE SUPPLEMENT" - any supplement to the Lease, entered into between Lessor and any Lessee for the purpose of leasing the Aircraft or any Replacement Engine or Replacement Propeller under the Lease, including without limitation any amendment thereto entered into subsequent to the Delivery Date.

          "LEASE SUPPLEMENT NO. 1" - Lease Supplement No. 1 dated March ___, 1995 in the form of Exhibit A to the Lease, entered into between Lessor and Lessee for the purpose of leasing the Aircraft under the Lease, including without limitation any amendment thereto entered into subsequent to the Delivery Date.

          "LESSEE" - Chautauqua Airlines, Inc., a New York corporation, and an air carrier engaged in interstate air transportation and certificated under
Section 49705 of the Transportation Code, and its successors and permitted assigns.

          "LESSEE DOCUMENTS" - the "Lessee Documents" shall be the Lease, Lease Supplement No. 1 and any subsequent Lease Supplements, and the Lease Rent Schedule.

          "LESSOR" - Lambert Leasing, Inc., a Delaware corporation, as Lessor under this Lease, and its permitted successors and assigns.

          "LESSOR LIENS" - Liens or a disposition of title affecting or in respect of the Aircraft, the Airframe, any Engine, any Propeller, any Part, the Lease, or any payment of Rent, arising as a result of (i) claims or judgments against or affecting Lessor not related to the transactions contemplated or expressly permitted by the Operative Documents or not indemnified against by Lessee; (ii) acts or omissions of Lessor not related to the transactions contemplated or expressly permitted by the Operative Documents or not indemnified against by Lessee; or (iii) claims against Lessor arising out of the voluntary transfer by Lessor of its interest in the Aircraft, other than (A) the transfer itself (if permitted by the Operative Documents), (B) claims indemnified against by Lessee, and (C) transfers as a result of an Event of Loss, Event of Default or exercise of a purchase option by Lessee; unless such breach is the result of Lessor's failure to comply with any of Lessor's obligations under the Operative Documents, or not indemnified against by Lessee.

          "LIABILITIES" - as defined in Section 14.1 of the Lease.

          "LIEN" - as applied to the property or assets (or the income or profits therefrom) of any Person, means (in each case, whether the same is consensual or non-consensual or arises by contract, operation of law, legal process or otherwise) any mortgage, lien, pledge, attachment, levy, lease, charge, conditional sale, inscription on a public record, adverse claim or any other type of security interest or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom.

          "LOSS PAYEE" - as defined in Section 13(a) of the Lease.

          "MAINTENANCE PROGRAM" - Lessee's or its Affiliate's FAA approved maintenance program in effect, from time to time, with respect to the Aircraft.

          "MANUFACTURER" - Saab Aircraft AB, a limited liability company organized under the laws of the Kingdom of Sweden, and its successors and permitted assigns.

          "MATERIALLY ADVERSE EFFECT" - (i) with respect to any Person, a materially adverse effect on such Person's business, assets, liabilities, financial condition, results of operations or business prospects, (ii) with respect to any contract or any other obligation (other than the Lease or any of the other Operative Documents), a materially adverse effect, as to any party thereto, upon the binding nature, validity or enforceability thereof, and (iii) with respect to the Operative Documents an adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability thereof as obligations of Lessor.

          "OFFICER'S CERTIFICATE" - with respect to any corporation or other entity, a certificate of a Responsible officer of such corporation or entity.

          "OPERATIVE DOCUMENTS" - the Lessee Documents to which Lessor is a party.

          "OVERDUE RATE" - The Base Rate plus four (4) percent per annum, or such lesser rate as may represent the maximum rate of interest permitted by Applicable Law.

          "PARTS" - any and all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature, (other than complete Engines or engines and Propellers or propellers), which may from time to time be incorporated or installed in or attached to the Airframe, any Engine or any Propeller.

          "PERMITTED LIENS" - as defined in Section 10.1 of the Lease.

          "PERSON" - any individual, corporation, partnership, joint venture,- association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "PROPELLER" - (i) each of the two (2) Dowty Rotol Model R354/4-123-F/13 four-blade aircraft propellers installed on the Aircraft on the Delivery Date and listed by manufacturer's serial numbers in the Lease Supplement describing the Aircraft whether or not from time to time thereafter installed on the Aircraft or any other aircraft, (ii) any Replacement Propeller;
(iii) any and all Parts incorporated or installed thereon or attached or belonging thereto and any and all Parts removed from such Propeller so long as title thereto remains vested in Lessor in accordance with the Lease after removal from such Propeller; and (iv) insofar as legal title thereto and ownership thereof is from time to time vested in Lessor, all substitutions, replacements or renewals from time made in or to such Propeller or to any of the items referred to in clauses (i), (ii) and (iii) above or to any part thereof as required or permitted under the Lease. Except as otherwise set forth in the Lease, at such time as a Replacement Propeller is so substituted, such replaced Propeller shall cease to be a Propeller under the Lease. The term "Propellers" means, if the context so requires, as of any date of determination, all Propellers then leased under the Lease.

          "REGULATIONS" - FAR.

          "RENT" - Base Rent and Supplemental Rent.

          "RENT PAYMENT DATE" - each rent payment date set forth in the Lease Supplement and the Lease Rent Schedule.

          "REPLACEMENT ENGINE" - each General Electric Model CT7-9B aircraft engine (or aircraft engine of the same manufacturer of the same or an improved model) substituted for an Engine under the Lease, together with all Parts relating to such engine.

          "REPLACEMENT PROPELLER" - each Dowty Rotol Model R354/4-123-F/13 four-blade aircraft propeller (or aircraft propeller of the same manufacturer of the same or an improved model) substituted for any Propeller under the Lease, together with all Parts relating to such propeller.

          "RESPONSIBLE OFFICER" - in the case of any corporation or other entity, the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary.

          "SAAB MRB MANUAL" - the most recent revision of the Saab 340 Maintenance Review Board Document.

          "SAAI" - Saab Aircraft of America, Inc., a Delaware corporation, and its successors and permitted assigns.

          "STIPULATED LOSS VALUE" - with respect to the Aircraft as of any date of computation, the Stipulated Loss Value for the Aircraft as specified in the table in Annex 1 to Lease Rent Schedule (the "Stipulated Loss Value Table"), for the immediately preceding Base Rent Payment Date, or if the date of computation is before the first Base Rent Payment Date, using the first Base Rent Payment Date, or if the date of computation is on a Base Rent Payment Date using such Base Rent Payment Date.

          "SUPPLEMENTAL RENT" - all amounts Lessee agrees to pay as Supplemental Rent and all amounts, liabilities and obligations (other than Base Rent) which Lessee assumes or agrees to pay under the Lease or under any Lessee Document including, without limitation, Stipulated Loss Value, indemnities, any interest payable under the Lease or any Lessee Document, any insurance premium paid by any Person in respect of insurance required to be carried by Lessee under the Lease and damages for breach of any covenants, representations, or warranties of Lessee under the Lease or under any other Lessee Document.

          "TAXES" or "TAX" - as defined in Section 15 of the Lease.

          "TERM" - the term of the Lease, as determined pursuant to Section 8 of the Lease.

          "TRANSPORTATION CODE" - Title 49 of the United States Code, as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement thereof.

          "UNITED STATES GOVERNMENT" - the government of the United States of America or any agency or instrumentality thereof, including, without limitation, the FAA.

          "U.S. CERTIFICATED AIR CARRIER" - any Person (except the United States Government) that is an air carrier domiciled in the United States of America and is certificated under Section 44705 of the Transportation Code, or any successor provision thereto.

          "U.S. PERSON" - "United States person": within the meaning of Section 7701 (a) (30) of the Code.

NOTE TO EXHIBIT 10.17

The five additional Aircraft Lease Agreements are substantially identical in all material respects to the filed Aircraft Lease Agreement except as follows:


------------------------------------- ----------------------------------- -----------------------------------
            TAIL NUMBER                          CLOSING DATE                     OWNER-PARTICIPANT

------------------------------------- ----------------------------------- -----------------------------------
N35CQ                                            April, 1995              Lambert Leasing Inc.
------------------------------------- ----------------------------------- -----------------------------------
N43CQ                                            June, 1995               Lambert Leasing Inc.
------------------------------------- ----------------------------------- -----------------------------------
N121CQ                                          August, 1995              Lambert Leasing Inc.
------------------------------------- ----------------------------------- -----------------------------------
N19CQ                                           October, 1995             Lambert Leasing Inc.
------------------------------------- ----------------------------------- -----------------------------------
N40CQ                                            July, 1995               Lambert Leasing Inc.
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------